                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                       WESTPORT OIL AND GAS COMPANY, INC.,

                          EQUITABLE PRODUCTION COMPANY,

                      EQUITABLE PRODUCTION (GULF) COMPANY,

                           WESTPORT ENERGY CORPORATION

                                       and

                           EPGC MERGER SUB CORPORATION



                            Dated as of March 9, 2000

                                TABLE OF CONTENTS

ARTICLE I          DEFINITIONS.....................................................................................2

ARTICLE II         CLOSING; THE MERGER.............................................................................9
          2.1      Closing ........................................................................................9
          2.2      The Merger ....................................................................................10
          2.3      Effective Time of the Merger...................................................................10
          2.4      Conversion of Stock............................................................................10
          2.5      Effect of Conversion of Westport Common Stock..................................................10
          2.6      Certain Stockholder Approvals..................................................................11
          2.7      Tax and Accounting Treatment...................................................................12
          2.8      Certificate of Incorporation and Bylaws of EPGC................................................12
          2.9      Directors and Officers of EPGC.................................................................12

ARTICLE III        CERTAIN ASSETS.................................................................................12
          3.1      EPGC Assets ...................................................................................12
          3.2      Westport Assets................................................................................13

ARTICLE IV         [Intentionally Left Blank].....................................................................15

ARTICLE V          REPRESENTATIONS AND WARRANTIES.................................................................15
          5.1      Representations and Warranties of EPGC.........................................................15
          5.2      Representations and Warranties of Westport.....................................................27
          5.3      Representations and Warranties of EPC..........................................................38
          5.4      Representations and Warranties of the Principal................................................39

ARTICLE VI         TITLE MATTERS; PREFERENTIAL PURCHASE RIGHTS; CONSENTS TO ASSIGNMENT............................41
          6.1      Title to the EPGC Assets.......................................................................41
          6.2      Title to the Westport Assets...................................................................43
          6.3      Preferential Purchase Rights and Consents to Assign............................................45

ARTICLE VII        COVENANTS OF WESTPORT & WESTPORT STOCKHOLDERS..................................................46
          7.1      Business of Westport...........................................................................46
          7.2      Westport Assets................................................................................46
          7.3      Encumbrances ..................................................................................48
          7.4      Corporate and Financial Matters................................................................48
          7.5      Financial Assets and Liabilities...............................................................48
          7.6      No Solicitation of Transaction.................................................................49
          7.7      Emergencies and Oversights.....................................................................49
          7.8      Termination of Stock Options...................................................................49
          7.9      Independent Evaluation.........................................................................49
          7.10     Income Taxes for Pre-Closing Periods...........................................................50
          7.11     Westport Transition Services...................................................................50

ARTICLE VIII       COVENANTS OF THE EPC ENTITIES..................................................................50
          8.1      Business of EPGC...............................................................................50
          8.2      EPGC Assets....................................................................................51
          8.3      Encumbrances...................................................................................52
          8.4      Corporate and Financial Matters................................................................52
          8.5      Financial Assets and Liabilities...............................................................53
          8.6      EPC Transition Services........................................................................53
          8.7      No Solicitation of Transaction.................................................................53
          8.8      Emergencies and Oversights.....................................................................53
          8.9      Assumption of Certain Agreements...............................................................53
          8.10     Independent Evaluation.........................................................................54
          8.11     Income Taxes for Pre-Closing Periods...........................................................54
          8.12     Intercompany Notes Payable.....................................................................54
          8.13     Lease Assignment...............................................................................55

ARTICLE IX         GENERAL COVENANTS..............................................................................55
          9.1      Authorizations.................................................................................55
          9.2      Access to Records..............................................................................55
          9.3      Access to Assets...............................................................................55
          9.4      Notification of Certain Developments...........................................................56
          9.5      Further Assurances.............................................................................56
          9.6      Intentionally Left Blank.......................................................................56
          9.7      Certain Post-Closing Matters...................................................................56
          9.8      Certain EPC Employees..........................................................................58
          9.9      Replacement of Insurance and Bonds.............................................................58

ARTICLE X          CONDITIONS TO CLOSING..........................................................................58
          10.1     The EPC Entities' Closing Conditions...........................................................58
          10.2     Westport and the Principal's Closing Conditions................................................60
          10.3     EPGC's Closing Obligations.....................................................................62

ARTICLE XI         SURVIVAL; INDEMNITIES..........................................................................62
          11.1     Survival. .....................................................................................62
          11.2     EPC's Indemnity................................................................................63
          11.3     The Principal's Indemnity......................................................................63
          11.4     Procedure for Indemnification..................................................................63
          11.5     Exclusivity ...................................................................................64
          11.6     Assignment of Third Person Indemnities.........................................................64
          11.7     Limitations on Indemnification Liability.......................................................64
          11.8     Form of Payment................................................................................65
          11.9     Payment Methodology............................................................................65

ARTICLE XII        DEFAULT AND REMEDIES...........................................................................66
          12.1     Recovery of Costs..............................................................................66
          12.2     Waiver of Extraordinary Damages................................................................66
          12.3     Waiver of Jury Trial...........................................................................66
          12.4     Independent Obligations........................................................................66
          12.5     Changes of Law.................................................................................67


ARTICLE XIII       NOTICES........................................................................................67
          13.1     Notices .......................................................................................67

ARTICLE XIV        CONFIDENTIALITY AND DISCLOSURES................................................................68
          14.1     Non Disclosure of Data.........................................................................68
          14.2     Public Announcements...........................................................................68

ARTICLE XV         TERMINATION....................................................................................69
          15.1     Termination ...................................................................................69
          15.2     Effect of Termination..........................................................................69

ARTICLE XVI        MISCELLANEOUS..................................................................................70
          16.1     Entire Agreement...............................................................................70
          16.2     No Verbal Modifications or Waivers.............................................................70
          16.3     Severability ..................................................................................70
          16.4     Interpretation.................................................................................70
          16.5     Counsel .......................................................................................70
          16.6     Governing Law .................................................................................70
          16.7     Consents ......................................................................................71
          16.8     Time of Essence................................................................................71
          16.9     Binding Effect; Assignment.....................................................................71
          16.10    No Relationship................................................................................71
          16.11    No Recordation.................................................................................71
          16.12    Exhibits and Schedules.........................................................................71
          16.13    Counterparts ..................................................................................71
          16.14    [Intentionally Left Blank].....................................................................71
          16.15    Indemnification by EPGC Post-Closing...........................................................71

                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES
---------
Schedule 1                 EPGC Encumbrances
Schedule 2                 Westport Encumbrances
Schedule 2.9               New Officers of EPGC
Schedule 3.1               EPGC Excluded Assets
Schedule 3.2               Westport Excluded Assets
Schedule 5.1(d)            EPGC Violations
Schedule 5.1(e)            Other EPGC Equity Interests
Schedule 5.1(g)            Exceptions to Title to EPGC Personalty
Schedule 5.1(h)            EPGC Litigation
Schedule 5.1(j)            EPGC Tax Matters
Schedule 5.1(l)            Certain Changes
Schedule 5.1(n)            EPGC Permits; Sufficiency of Assets
Schedule 5.1(p)            EPGC Suspense Accounts
Schedule 5.1(q)            EPGC Insurance Coverage and Bonds
Schedule 5.1(r)            EPGC Contracts of Production
Schedule 5.1(v)            EPGC Environmental Matters
Schedule 5.1(w)            Certain EPGC Contracts
Schedule 5.1(x)            EPGC Wells and Projects
Schedule 5.1(y)            EPGC Expenditure Obligations
Schedule 5.1(z)            EPGC Payouts
Schedule 5.1(cc)           EPGC Employee Benefits
Schedule 5.1(ff)           EPGC Audits
Schedule 5.1(ii)           EPGC Gas Imbalances
Schedule 5.1(ll)           EPGC Assets, Prospects or Interests in or on an Indian Reservation
Schedule 5.2(d)            Westport Violations
Schedule 5.2(e)            Other Westport Equity Interests
Schedule 5.2(f)            Westport Capitalization
Schedule 5.2(g)            Exceptions to Title to Westport Personalty
Schedule 5.2(h)            Westport Litigation
Schedule 5.2(j)            Westport Tax Matters
Schedule 5.2(l)            Certain Changes
Schedule 5.2(n)            Westport Permits; Sufficiency of Assets
Schedule 5.2(p)            Westport Suspense Accounts
Schedule 5.2(q)            Westport Insurance Coverage and Bonds
Schedule 5.2(r)            Westport Contracts of Production
Schedule 5.2(v)            Westport Environmental Matters
Schedule 5.2(w)            Certain Westport Contracts
Schedule 5.2(x)            Westport Wells and Projects
Schedule 5.2(y)            Westport Expenditure Obligations
Schedule 5.2(z)            Westport Payouts
Schedule 5.2(cc)           Westport Employee Benefits
Schedule 5.2(ee)           Westport Audits

Schedule 5.2(hh)           Westport Gas Imbalances
Schedule 5.2(jj)           Westport Preferential Rights
Schedule 5.2(kk)           Westport Assets, Prospects or Interests in or on an Indian Reservation
Schedule 6.1(a)            EPGC Exceptions to Defensible Title
Schedule 6.2(a)            Westport Exceptions to Defensible Title
Schedule 6.3(a)            EPGC Preferential Rights to Purchase and Consents to Assign
Schedule 6.3(b)            Westport Preferential Rights to Purchase and Consents to Assign
Schedule 7.2(a)            Disposal of Westport Assets
Schedule 7.2(b)            Westport New Third Party Rights
Schedule 7.2(e)            Certain Westport Operations
Schedule 7.4               Certain Westport Corporate and Financial Matters
Schedule 7.8               Certain Westport Stock Options
Schedule 8.2(a)            Disposal of EPGC Assets
Schedule 8.2(b)            EPGC New Third Party Rights
Schedule 8.2(e)            Certain EPGC Operations
Schedule 8.4               Certain EPGC Corporate and Financial Matters
Schedule 9.9               Insurance and Bonds to be Replaced


EXHIBITS
---------
Exhibit A                  EPGC Properties, Leases, Operating Rights and Gathering Systems
Exhibit B                  Westport Properties, Leases, Operating Rights and Gathering Systems
Exhibit C                  EPGC Balance Sheet
Exhibit D                  Westport Balance Sheet
Exhibit E                  EPGC Certificate of Amendment
Exhibit F                  Form of EPGC Bylaws
Exhibit G                  Form of Opinion of Counsel to Westport and the Principal
Exhibit H                  Form of Shareholders Agreement
Exhibit I                  Form of EPGC Stock Option Plan
Exhibit J                  Form of Guaranty
Exhibit K                  Form of Comfort Letter
Exhibit L                  Form of Opinion of Counsel to EPC and EPGC

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (this "AGREEMENT"), dated as of March 9, 2000, is by and among Westport Oil and Gas Company, Inc., a Delaware corporation ("WESTPORT"), Westport Energy Corporation, a Delaware corporation (the "PRINCIPAL," and together with Westport, the "WESTPORT ENTITIES"), Equitable Production Company, a Delaware corporation ("EPC"), Equitable Production (Gulf) Company, a Delaware corporation and wholly owned subsidiary of EPC ("EPGC"), EPGC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of EPGC ("EPGC SUB," and together with EPC and EPGC, the "EPC ENTITIES").

                                    RECITALS

         A. The respective Boards of Directors of EPC, Westport, the Principal, EPGC and EPGC Sub deem it advisable and in the best interests of their respective stockholders that EPGC Sub merge with and into Westport (the "MERGER") upon the terms and subject to the conditions set forth herein;

         B. The Board of Directors of EPC deems it advisable and in its best interest that EPC enter into the Shareholders Agreement (as hereinafter defined), and such Board of Directors has approved the execution, delivery and performance thereof by EPC;

         C. The Board of Directors of Westport deems it advisable and in the best interests of its stockholders that certain of Westport's stockholders enter into the Shareholders Agreement;

         D. The Board of Directors of the Principal deems it advisable and in its best interest that the Principal enter into the Shareholders Agreement, and such Board of Directors has approved the execution, delivery and performance thereof by the Principal;

         E. The Board of Directors of EPGC deems it advisable and in its best interest that EPGC enter into the Shareholders Agreement, and such Board of Directors has approved the execution, delivery and performance thereof by EPGC;

         F. For federal income tax purposes, the Parties intend that the Merger will qualify as a tax-free reorganization transaction under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and any regulations thereunder or any successor statutes thereto (the "CODE"); and

         G. For financial accounting purposes, it is intended that the Merger will be accounted for as a purchase of EPGC by Westport.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, including the exhibits and schedules attached hereto, each of the following capitalized terms is defined as follows:

         "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "AFFILIATE" shall have the same meaning given in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" shall mean this Agreement and Plan of Merger.

         "ASSETS" shall mean the Westport Assets or the EPGC Assets, as applicable.

         "BLM" shall mean the U.S. Bureau of Land Management.

         "BUSINESS" shall mean the business of exploring for, developing, producing, gathering, transporting and marketing natural gas, condensate and oil.

         "BUSINESS DAY" shall mean any day exclusive of Saturdays, Sundays and national holidays.

         "BYLAWS" shall mean a corporation's bylaws, code of regulations or equivalent document.

         "CERTIFICATE OF MERGER" shall have the meaning given in Section 2.3.

         "CLAIM THRESHOLD" shall have the meaning given in Section 11.7.

         "CLOSING" shall have the meaning given in Section 2.1.

         "CLOSING DATE" shall have the meaning given in Section 2.1.

         "CODE" shall have the meaning given in the recitals to this Agreement.

         "COMBINED ENTITY" shall mean collectively EPGC and Westport as they exist after the Closing.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement dated as of June 3, 1999, by and between EPC and Westport, as amended from time to time.

         "CONOCO AGREEMENT" shall have the meaning given in Section 7.11.

         "CONTRACTS" shall mean all of the contracts that govern or relate to the ownership or operation of the EPGC Assets or Westport Assets, as applicable, (including without limitation, the respective wells, facilities and equipment associated therewith and the production therefrom, acreage contribution agreements, assignments, bidding agreements, bottom-hole agreements, contribution agreements, drilling contracts, dry-hole agreements, exploration agreements, development agreements, farm-in and farmout agreements, gas balancing agreements, joint venture agreements, production, sales, supply, marketing, purchase and/or brokerage contracts, gas processing agreements, operating agreements, participation agreements, service contracts, storage contracts, pipeline contracts, gathering agreements, charter agreements, transportation agreements, treating contracts, water rights agreements, waste disposal contracts and the unitization, unit operating, communitization and pooling declarations, agreements and orders that create or govern units). To the extent that EPGC or Westport, as the case may be, has rights of indemnification or warranty rights with respect to any of their (or any part of their) respective Assets, the same shall be included in the meaning of "Contracts."

         "DAMAGES" shall mean any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses, expert fees and expenses and court costs), of any nature whatsoever.

         "DEFENSIBLE TITLE" shall have the meaning given in Section 6.1(a) (with respect to the EPGC Assets) or Section 6.2(a) (with respect to the Westport Assets).

         "DGCL" shall mean the Delaware General Corporation Law.

         "DISCLOSING PARTY" shall have the meaning given in Section 9.2.

         "EFFECTIVE TIME" shall have the meaning given in Section 2.3.

         "ENCUMBRANCE" shall mean any interest (including any security interest), pledge, mortgage, lien, charge, encroachment, irregularity, defect in or objection to title, or adverse claim or other right of third Persons.

          ENVIRONMENTAL LAWS" shall mean any federal, tribal, state, local or foreign law (including common law), statute, rule, regulation, requirement, ordinance and any writ, decree, bond, authorization, approval, license, permit, registration, binding criteria, standard, consent decree, settlement agreement, judgement, order, directive or binding policy issued by or entered into with a Governmental Authority pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to Pollutants or protection of the environment; (c) employee safety in the workplace; or (d) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Pollutants. "Environmental Laws" also shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery
Act), 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Sections 300f-300, the Federal Air Pollution Control Act, 42 U.S.C. Section 7401 et seq., the Oil Pollution Act, 33 U.S.C. Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. and the regulations promulgated thereunder, each as amended, or any equivalent or analogous state or local statutes, laws or ordinances, any regulation promulgated thereunder and any amendments thereto. Unless specified otherwise, Environmental Laws means such laws as they were in effect and were consistently enforced as of the date of this Agreement.

         "EPC" shall have the meaning given in the preamble to this Agreement.

         "EPC EMPLOYEES" shall have the meaning given in Section 9.8.

         "EPC ENTITIES" shall have the meaning given in the preamble to this Agreement.

         "EPGC" shall have the meaning given in the preamble to this Agreement.

         "EPGC ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination directly or indirectly involving EPGC or the acquisition of a substantial equity interest in, or a substantial portion of the assets of EPGC, other than the transactions contemplated by this Agreement.

         "EPGC ASSETS" shall mean all property rights and interests of EPGC set forth in Section 3.1.

         "EPGC BACKGROUND MATERIALS" shall have the meaning given in Section
7.9.

         "EPGC BALANCE SHEET" shall mean the unaudited pro forma financial balance sheet of EPGC dated as of the Initial Valuation Date, attached hereto as Exhibit C which gives effect to the "push-down" from EPC to EPGC of the EPGC Assets and related liabilities.

         "EPGC COMMON STOCK" shall mean the common stock, par value $.01 per share, of EPGC.

         "EPGC FINANCIAL ASSETS AND LIABILITIES" shall mean the assets, liabilities and other financial items on the EPGC Balance Sheet, dated as of October 1, 1999.

         "EPGC GROUP" shall have the meaning given in Section 5.1(j)(ii).

         "EPGC MATERIAL ADVERSE EFFECT" shall mean any event with respect to, change in, or effect on, the Business of EPGC and its subsidiaries (if any), taken as a whole, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on Business of EPGC and its subsidiaries (if any), taken as a whole, or the financial results of operations, assets or properties or financial condition of EPGC, taken as a whole, but the term "Material Adverse Effect" shall not include any change in market conditions or other conditions affecting the oil and gas exploration and production industry generally.

         "EPGC PLANS" shall have the meaning given in Section 5.1(cc)(i).

         "EPGC PROSPECT" shall mean any Prospect owned (directly or beneficially, including those rights or interests held by any third Person for the benefit of EPGC) by EPGC.

         "EPGC STOCK OPTION PLAN" shall mean the stock option plan in the form attached hereto as Exhibit I, to be adopted by EPGC in accordance with Sections 10.1(h) and 10.2(n).

         "EPGC SUB" shall have the meaning given in the recitals to this Agreement.

         "EPGC SUB COMMON STOCK" shall mean the common stock, par value $0.01 per share, of EPGC Sub.

         "EPC TRANSITION SERVICES AGREEMENT" shall have the meaning given in
Section 8.6.

         "EPGC YEAR END BALANCE SHEET" shall have the meaning given in Section 5.1(k)(i).

         "EQT" shall have the meaning given in Section 5.1(j)(ii).

         "ERISA" shall have the meaning given in Section 5.1(cc)(i).

         "GAAP" shall mean U.S. generally accepted accounting principles, unless expressly described otherwise.

         "GOVERNMENTAL AUTHORITY" shall mean any international, national, federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HEDGING CONTRACTS" shall mean natural gas or oil derivative pricing contracts.

         "IMPLIED INITIAL NET ASSET VALUE" shall have the meaning given in
Section 11.9.

         "INCOME TAXES" shall mean any Taxes, including franchise taxes, which are based upon or in respect of income and including interest, penalties and additions to Taxes with respect to Taxes which are based upon or in respect of income.

         "INDEMNIFICATION THRESHOLD" shall have the meaning given in Section
11.7.

         "INDEMNIFIED PARTY" shall mean any Party or other Person entitled to an indemnity under Article XI of this Agreement, with respect to the indemnity so owed.

         "INDEMNIFYING PARTY" shall mean a Party owing an indemnity to any other Party or Person under Article XI of this Agreement, with respect to the indemnity so owed.

         "INITIAL VALUATION DATE" shall mean 12:01 a.m. on October 1, 1999.

         "INSPECTING PARTY" shall have the meaning given in Section 9.3.

         "KNOWLEDGE" of a Person shall mean actual knowledge of any fact, circumstance or condition by such Person, or, in the case of a non-natural Person, the officers or management employees (including those with titles of "Vice President" and "President") of such Person, and knowledge of any fact, circumstance or condition which such Person or such Person's officer or management employee would have been aware of with the exercise of reasonable diligence and inquiry in the course of his or her duties.

         "LIABILITIES" shall mean any and all debts, claims, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

         "LINCH CLAIMS AND LIABILITIES" shall have the meaning given in Section 7.11.

         "MANAGEMENT AGREEMENT" shall have the meaning given in Section 9.8.

         "MERGER" shall have the meaning given in the recitals to this Agreement.

         "MMS" means the United States Minerals Management Service.

         "NORM" shall mean any Naturally Occurring Radioactive Material but only to the extent present in its naturally occurring form and level.

         "NRI" shall mean the decimal net revenue interest in oil and gas production from an Asset.

         "OWNING PARTY" shall have the meaning given in Section 9.3.

         "PARTIES" shall mean the parties to this Agreement.

         "PARTY" shall mean any party to this Agreement.

         "PERMIT" shall mean all permits, licenses, orders, approvals and authorizations required by applicable law, statute, regulation or Governmental Order.

         "PERMITTED ENCUMBRANCES" shall have the meaning given in Section 6.1(b) (with respect to the EPGC Assets) or Section 6.2(b) (with respect to the Westport Assets).

         "PERSON" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

         "POLLUTANTS" shall mean, without limitation, any substance, material or waste, regardless of its form or nature, which (a) is defined as a "hazardous substance", "hazardous waste", "extremely hazardous substance", "toxic substance", "toxic waste", "toxic chemical", "solid waste", "residual waste", "special handling waste", "industrial waste", "mixed waste", "regulated substance", "pollutant", "pollution", or "contaminant" by or pursuant to Environmental Laws, or (b) the management, presence, use, generation, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release is regulated by Environmental Laws. "Pollutant" also shall include asbestos, petroleum (including crude oil or any fraction thereof) and/or its derivative products, natural gas, natural gas liquids, liquefied natural gas or synthetic gas, brine, drilling muds, PCBs or radioactive materials (excluding NORM).

         "PRINCIPAL" shall have the meaning given in the preamble to this Agreement.

         "PRODUCTION" shall mean all oil, natural gas, coalbed methane gas, condensate, natural gas liquids, and other hydrocarbons or products produced from or attributable to the EPGC Assets or the Westport Assets, as applicable.

         "PROSPECT" shall mean an oil and gas property owned (directly or beneficially, including those rights or interests held by any third Person for the benefit of either of the Parties) by EPGC or Westport, as applicable, that is not included on Exhibit A (in the case of EPGC) or Exhibit B (in the case of Westport).

         "QUALIFIED PUBLIC OFFERING" shall have the meaning given in the Shareholders Agreement.

         "RECIPIENT" shall have the meaning given in Section 9.2.

         "RECORDS" shall mean the files and records relating directly to the Westport Assets or the EPGC Assets, as appropriate, together with all of Westport's or EPGC's respective organizational documents and other business records relating to such Westport Assets or EPGC Assets, as applicable.

         "ROYALTY PAYMENTS" shall have the meaning given in Section 5.1(jj).

         "SEVERANCE OBLIGATIONS" shall have the meaning given in Section 9.8.

         "SHAREHOLDERS AGREEMENT" shall have the meaning given in Section
10.1(g).

         "STOCK CERTIFICATE" shall have the meaning given in Section 2.5(a).

         "SURVIVING CORPORATION" shall have the meaning given in Section 2.2.

         "TAX" or "TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 50A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee or successor-in-interest.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

         "TAXING AUTHORITY" shall mean any Governmental Authority responsible for the imposition or collection of any Tax.

         "WESTPORT" shall have the meaning given in the preamble to this Agreement.

         "WESTPORT ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination directly or indirectly involving Westport or the acquisition of a substantial equity interest in, or a substantial portion of the assets of Westport other than the transactions contemplated by this Agreement.

         "WESTPORT ASSETS" shall mean all property rights and interests of Westport set forth in Section 3.2.

         "WESTPORT BACKGROUND MATERIALS" shall have the meaning given in Section 8.10.

         "WESTPORT BALANCE SHEET" shall mean the unaudited financial balance sheet of Westport as of the Initial Valuation Date, attached hereto as Exhibit
D. The Westport Balance Sheet shall exclude any items of Income Taxes for the periods ending on or before the Closing Date. For purposes of the preceding sentence, in the case of any jurisdiction where the taxable year does not end on the Closing Date, the period from the end of the preceding taxable year through the Closing Date shall be treated as a period ending on the Closing Date (based on a closing of the books method).

         "WESTPORT COMMON STOCK" shall mean the common stock, par value $.000333 per share, of Westport.

         "WESTPORT ENTITIES" shall have the meaning given in the preamble to this Agreement.

         "WESTPORT FINANCIAL ASSETS AND LIABILITIES" shall mean the assets, liabilities and other financial items on the Westport Balance Sheet dated as of October 1, 1999.

         "WESTPORT FINANCIAL STATEMENTS" shall mean the audited financial statements of Westport as of and for the last of the years ended December 31, 1999, 1998 and 1997, the unaudited income statements and balance sheets of Westport as of and for each of the four fiscal quarters ended December 31, 1999 and the Westport Balance Sheet, each attached hereto as Exhibit D.

         "WESTPORT GROUP" shall have the meaning given in Section 5.2(j)(ii).

         "WESTPORT INVESTMENTS" shall have the meaning given in Section 10.1(j).

         "WESTPORT MATERIAL ADVERSE EFFECT" shall mean any event with respect to, change in, or effect on, the Business of Westport and its subsidiaries (if any), taken as a whole, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Business of Westport and its subsidiaries (if any), taken as a whole, or the financial results of operations, assets or properties or financial condition of Westport, taken as a whole, but the term "Material Adverse Effect" shall not include any change in market conditions or other conditions affecting the oil and gas exploration and production industry generally.

         "WESTPORT PROSPECT" shall mean any Prospect owned (directly or beneficially, including those rights or interests held by any third Person for the benefit of Westport) by Westport.

         "WESTPORT PLANS" shall have the meaning given in Section 5.2(cc)(i).

         "WESTPORT STOCKHOLDERS" shall mean, collectively, the Principal, Barth
E. Whitham, an individual and resident of the State of Colorado, and Donald D. Wolf Family Limited Partnership, a Colorado limited partnership.

         "WESTPORT STOCK OPTION PLAN" shall mean the Westport Oil and Gas Company, Inc. Stock Option Plan effective as of June 1, 1996 and the Westport Oil and Gas Company, Inc. Directors' Stock Option Plan effective as of November 4, 1996, collectively.

         "WESTPORT TRANSITION SERVICES AGREEMENT" shall have the meaning given in Section 7.12.

         "WI" shall mean a working interest under an oil and gas lease or other Contract affecting an Asset which shall reflect the decimal interest for participation in the decisions, costs and risks concerning operations.

                                   ARTICLE II
                               CLOSING; THE MERGER

         2.1 CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement will take place at the offices of Westport, 410 17th Street, Suite 2300, Denver, Colorado 80202 on the fifth business day (the "CLOSING DATE") after which all of the conditions listed in Article X are satisfied or waived, or at such other date, place and time as the Parties otherwise agree.

         2.2 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time, EPGC Sub shall merge with and into Westport and the separate corporate existence of EPGC Sub will thereupon cease and Westport will be the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION"). The Merger will have the effects set forth in Section 259 of the DGCL, including the Surviving Corporation's succession to and assumption of all rights and obligations of Westport and EPGC Sub.

         2.3 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger, or if not specified, upon filing (the time at which the Merger becomes effective is referred to as the "EFFECTIVE TIME").

         2.4 CONVERSION OF STOCK.

                  (a) CONVERSION OF EPGC SUB AND WESTPORT COMMON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any Party, or the holders of any of the capital stock described below:

                           (i) Each share of EPGC Sub Common Stock issued and
outstanding will be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of the Surviving Corporation's capital stock.

                           (ii) All shares of Westport Common Stock that are
held in Westport's treasury will be canceled and no consideration shall be delivered in exchange therefor.

                           (iii) Each share of Westport Common Stock issued and
outstanding will convert into the right to receive one (1) share of EPGC Common Stock.

         2.5 EFFECT OF CONVERSION OF WESTPORT COMMON STOCK.

                  (a) All Westport Common Stock, when converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Westport Common Stock (a "STOCK CERTIFICATE") will cease to have any rights with respect thereto, except the right to receive upon the surrender of a Stock Certificate, the number of shares of EPGC Common Stock determined in accordance with Section 2.4. Until surrendered as contemplated herein, each Stock Certificate will be deemed, at any time after the Effective Time, to represent only the right to receive such shares of EPGC Common Stock upon such surrender.

                  (b) No dividends or other distributions with a record date after the Effective Time will be paid to the holder of any unsurrendered Stock Certificate with respect to the shares of EPGC Common Stock represented thereby until the holder of record of such Stock Certificate has surrendered such Stock Certificate in accordance with this Article II. Subject to applicable laws, following surrender of any such Stock Certificate, EPGC will pay to the record holder of the shares of EPGC Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such EPGC Common Stock, and (ii) if the payment date for any dividend or distribution payable with respect to such EPGC Common Stock has not occurred prior to the surrender of such Stock Certificate, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to the surrender of such Stock Certificate.

                  (c) All EPGC Common Stock issued upon the surrender of any Stock Certificate in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Stock Certificate and the shares of Westport Common Stock formerly represented thereby, and from and after the Effective Time, there will be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of Westport Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation, for any reason, they will be canceled and exchanged as provided in this Article II.

                  (d) Upon completion of the Merger, the Westport Stockholders shall own beneficially and of record an aggregate of 10,420,334 shares of EPGC Common Stock or 50.64% of the EPGC Common Stock outstanding (on a fully diluted basis) and EPC shall own beneficially and of record an aggregate of 10,157,435 shares of EPGC Common Stock or 49.36% of the EPGC Common Stock outstanding (on a fully diluted basis). Notwithstanding the foregoing, no fractional share of EPGC Common Stock shall be issued upon conversion of shares of Westport Common Stock. In lieu of any fractional share to which a Westport Stockholder would otherwise be entitled, EPGC shall pay cash equal to the product of such fraction multiplied by $16.28.

         2.6 CERTAIN STOCKHOLDER APPROVALS. By its execution and delivery of this Agreement:

                  (a) EPC hereby consents, in its capacity as the sole stockholder of EPGC, to the Merger, this Agreement and the consummation of the transactions contemplated hereby, and agrees that it will not (in its capacity as the sole stockholder of EPGC) withdraw, revoke, rescind or alter such consent in any way without the prior written consent of the Principal.

                  (b) The Principal hereby consents, in its capacity as the majority stockholder of Westport, to the Merger, this Agreement and the consummation of the transactions contemplated hereby, and agrees that it will not (in its capacity as the majority stockholder of Westport) withdraw, revoke, rescind or alter such consent in any way without the prior written consent of EPC.

                  (c) EPGC hereby consents, in its capacity as the sole stockholder of EPGC Sub to the Merger, this Agreement and the consummation of the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby, and agrees that it will not (in its capacity as the sole stockholder of EPGC Sub) withdraw, revoke, rescind or alter such consents in any way without the prior written consent of the Principal.

         2.7 TAX AND ACCOUNTING TREATMENT. The Parties intend that (i) the Merger will qualify as a tax-free reorganization transaction under the provisions of Section 368(a) of the Code, (ii) none of the Westport Stockholders will recognize any taxable gain or loss with respect to the Merger and (iii) the Merger will be accounted for as a purchase of EPGC by Westport for financial accounting purposes.

         2.8 CERTIFICATE OF INCORPORATION AND BYLAWS OF EPGC. At the Closing (or as soon as practical thereafter), EPGC shall cause the certificate of incorporation of EPGC in effect immediately prior to the Closing to be amended and restated in accordance with the certificate of amendment attached hereto as Exhibit E. The Bylaws of EPGC in effect immediately prior to the Closing will be amended in accordance with the form of Bylaws attached hereto as Exhibit F.

         2.9 DIRECTORS AND OFFICERS OF EPGC. At the Closing, each of the directors and officers of EPGC immediately prior to the Closing shall resign. From and after the Closing, the new directors shall be selected in accordance with the terms of the Shareholders Agreement, and the new officers shall be those persons designated on Schedule 2.9.

                                  ARTICLE III
                                 CERTAIN ASSETS

         3.1 EPGC ASSETS. On the Closing Date, immediately prior to the Closing, EPGC shall own certain assets (subject to the EPGC Permitted Encumbrances, and excluding the items set forth on Schedule 3.1 and as otherwise limited herein) (the "EPGC ASSETS") as follows:

                  (a) (i) all valid and existing oil and gas leaseholds and mineral fee rights, and all rights and interests appurtenant thereto, which are owned by EPGC as of the Initial Valuation Date and reflected on the EPGC Balance Sheet (subject to acquisitions and dispositions of such assets made in the ordinary course of business) including without limitation all oil and gas WIs, NRIs, mineral fee interests, oil, gas and mineral deeds, leases and/or subleases, royalties, overriding royalties, leasehold interests, mineral servitudes, production payments and net profits interests, fee mineral interests, surface estates, fee estates, royalty interests, overriding royalty interests, or other non-working or carried interests, reversionary rights, farmout and farmin rights, gas storage rights, operating rights, pooled or unitized acreage, and all other rights, privileges and interests in such oil, gas and other minerals (and the production thereof), and other mineral rights of every nature owned by EPGC as of the Initial Valuation Date and reflected on the EPGC Balance Sheet (subject to acquisitions and dispositions of such assets made in the ordinary course of business), and specifically including without limitation, all rights, title and interests of EPGC in the oil, gas and mineral leases and leasehold estates described in Exhibit A; (ii) all of the contractual rights to interests described in (i) above and in all units in which such interests are pooled, communitized or unitized, and in any other oil, gas and/or mineral leases or assets arising pursuant to the terms of the oil and gas leases listed on Exhibit A hereto, and any other rights and agreements or contracts affecting or relating to interests described in (i) above, or to Production, whether or not listed on Exhibit A, including any tenements, appurtenances, surface leases, easements, permits, licenses, servitudes, franchises or rights of way; (iii) all rights and interests of EPGC in the gathering systems, lease term pipelines and right-of-way pipelines set forth on Exhibit A, together with all easements and contract rights relating thereto; and (iv) all leaseholds, rights and interests in underground injection control wells;

                  (b) All the interests in oil and gas wells described on Exhibit A and all EPGC Prospects, together with EPGC's interest in the wells, platforms, caissons, production, compression, treating, dehydration or processing facilities and other real or tangible personal property, appurtenances, equipment and fixtures, which are located on the lands covered by or within the EPGC Assets or are being used by EPGC in connection with the operations on the EPGC Assets or Production;

                  (c) Rights and interests in geological data and records, seismic data, whether in digital or paper format, well logs, well files, geological data, records and maps, land and contract files and records, accounting files, data and records, computer hardware and software and other materials (whether electronically stored or otherwise) used or held for use by EPGC, or any of its direct or indirect parents, subsidiaries or other Affiliates, regarding ownership of the EPGC Assets or operations and Production which relate to the EPGC Assets, and other files, documents and records which relate to the EPGC Assets, in each case to the extent transferable;

                  (d) Rights, obligations, title and interests in and to permits, orders, Contracts, Hedging Contracts, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, farmout agreements, participation agreements, division of interest statements, division orders, participation agreements, and other agreements and instruments applicable to the EPGC Assets;

                  (e) All the rights, obligations, title and interests of EPGC in and to all easements, rights of way, certificates, licenses and permits and all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the EPGC Assets, or concerning software used in conjunction with ownership or operation of the EPGC Assets, in each case to the extent transferable;

                  (f) Rights, title, obligations and interests in or concerning any gas imbalances affecting the EPGC Assets;

                  (g) All office equipment, computer equipment, light tables, drafting tables, drafting equipment, office supplies, facsimile machines, pool cars and any other equipment or furniture not herein named which is utilized by EPGC in its day to day operations, except that EQT leases certain computer equipment utilized by its indirect subsidiary, EPGC, pursuant to certain leases with COMDISCO, Inc., which leases EPC shall cause, at the request of Westport, to be assigned to EPGC and until such assignment is effective, EPC shall cause such equipment to be made available to EPGC on a transitional basis at EPC's actual cost pursuant to the terms of the EPC Transition Services Agreement; and

                  (h) All equipment used by EPGC for the exploration, production, development, collection, transmission and storage of oil and natural gas and derivative products.

         3.2 WESTPORT ASSETS. On the Closing Date, immediately prior to the Closing, Westport shall own certain assets (subject to the Westport Permitted Encumbrances, and excluding the items set forth on Schedule 3.2 and as otherwise limited herein) (the "WESTPORT ASSETS") as follows:

                  (a) (i) all valid and existing oil and gas leaseholds and mineral fee rights, and all rights and interests appurtenant thereto, which are owned by Westport as of the Initial Valuation Date and reflected on the Westport Balance Sheet (subject to acquisitions and dispositions of such assets made in the ordinary course of business) including without limitation all oil and gas WIs, NRIs, mineral fee interests, oil, gas and mineral deeds, leases and/or subleases, royalties, overriding royalties, leasehold interests, mineral servitudes, production payments and net profits interests, fee mineral interests, surface estates, fee estates, royalty interests, overriding royalty interests, or other non-working or carried interests, reversionary rights, farmout and farmin rights, gas storage rights, operating rights, pooled or unitized acreage, and all other rights, privileges and interests in such oil, gas and other minerals (and the production thereof), and other mineral rights of every nature owned by Westport as of the Initial Valuation Date and reflected on the Westport Balance Sheet (subject to acquisitions and dispositions of such assets made in the ordinary course of business), and specifically including without limitation, all rights, title and interests of Westport in the oil, gas and mineral leases and leasehold estates described in Exhibit B; (ii) all of the contractual rights to interests described in (i) above and in all units in which such interests are pooled, communitized or unitized, and in any other oil, gas and/or mineral leases or assets arising pursuant to the terms of the oil and gas leases listed on Exhibit B hereto, and any other rights and agreements or contracts affecting or relating to interests described in (i) above, or to Production, whether or not listed on Exhibit B, including any tenements, appurtenances, surface leases, easements, permits, licenses, servitudes, franchises or rights of way; (iii) all rights and interests of Westport in the gathering systems, transportation systems and gas plants set forth on Exhibit B, together with all easements and contract rights; and (iv) all leaseholds, rights and interests in underground injection control wells;

                  (b) All the interests in oil and gas wells described on Exhibit B and all Westport Prospects, together with Westport's interest in the wells, production, compression, treating, dehydration or processing facilities and other real or tangible personal property, appurtenances, equipment and fixtures, which are located on the lands covered by or within the Westport Assets or are being used by Westport in connection with the operations on the Westport Assets or Production;

                  (c) Rights and interests in geological data and records, seismic data, whether in digital or paper format, well logs, well files, geological data, records and maps, land and contract files and records, accounting files, data and records, computer hardware and software and other materials (whether electronically stored or otherwise) used or held for use by Westport, or any of its direct or indirect parents, subsidiaries or other Affiliates, regarding ownership of the Westport Assets or operations and Production which relate to the Westport Assets, and other files, documents and records which relate to the Westport Assets, in each case to the extent transferable;

                  (d) Rights, obligations, title and interests in and to permits, orders, Contracts, Hedging Contracts, abstracts of title, leases, deeds, unitization agreements, pooling agreements, operating agreements, farmout agreements, participation agreements, division of interest statements, division orders, participation agreements, and other agreements and instruments applicable to the Westport Assets;

                  (e) All the rights, obligations, title and interests of Westport in and to all easements, rights of way, certificates, licenses and permits and all other rights, privileges, benefits and powers conferred upon the owner and holder of interests in the Westport Assets, or concerning software used in conjunction with ownership or operation of the Westport Assets, in each case to the extent transferable;

                  (f) Rights, title, obligations and interests in or concerning any gas imbalances affecting the Westport Assets;

                  (g) All office equipment, computer equipment, light tables, drafting tables, drafting equipment, office supplies, facsimile machines, pool cars and any other equipment or furniture not herein named which is utilized by Westport in its day to day operations; and

                  (h) All equipment used by Westport for the exploration, production, development, collection, transmission and storage of oil and natural gas and derivative products.

                                   ARTICLE IV

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF EPGC. EPGC and EPC jointly and severally represent and warrant to Westport and the Westport Stockholders:

                  (a) CORPORATE STATUS. Each EPGC Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each EPGC Entity has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any EPGC Entity. Each EPGC Entity is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to result in an EPGC Material Adverse Effect.

                  (b) CORPORATE POWER AND AUTHORITY. Each EPGC Entity (i) has the corporate power and authority to execute and deliver this Agreement (and each other agreement contemplated hereby to which any such EPGC Entity will be a party at Closing), to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate action necessary to authorize its execution and delivery of this Agreement (and each other agreement contemplated hereby to which any such EPGC Entity will be a party at Closing), the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by each EPGC Entity and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Each other agreement contemplated hereby to which any EPGC Entity will be a party at Closing will be duly executed and delivered at Closing, and upon such execution and delivery each such agreement will constitute such EPGC Entity's legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) NO VIOLATION. Except as set forth on Schedule 5.1(d), the execution and delivery of this Agreement by each EPGC Entity (and each other agreement contemplated hereby to which any such EPGC Entity will be a party at Closing), the performance by each such EPGC Entity of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and such other agreements will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of any such EPGC Entity,
(ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against any such EPGC Entity, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against any such EPGC Entity (other than any preferential right to purchase or seismic, license or software agreements to the extent not transferable), (iv) result in or require the creation or imposition of any Encumbrance upon or with respect to any of the EPGC Assets, (v) give to any individual or entity a right or claim against any such EPGC Entity, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (1) any filings or consents required to be made or obtained by EPC or EPGC or (2) any governmental permits or licenses required to operate the EPGC Assets or conduct the EPGC Business, which, in the case of clauses (iii), (iv), and (v) above, would not reasonably be expected to result in an EPGC Material Adverse Effect.

                  (e) OTHER EQUITY INTERESTS.

                           (i) Except as set forth on Schedule 5.1(e), EPGC does
not own, directly or indirectly, any outstanding securities of or other interests in, or control, any other corporation, limited liability company, partnership, joint venture or other entity.

                           (ii) EPGC Sub does not own, directly or indirectly,
any outstanding securities or other interests in, or control, any other corporation, limited liability company, partnership, joint venture or other entity.

                  (f) CAPITALIZATION.

                           (i) As of the date hereof, the authorized capital
stock of EPGC consists solely of (A) 30,000,000 shares of common stock with a par value of $.01 per share, of which 10,157,435 shares are issued and outstanding and (B) 5,000,000 shares of preferred stock, no shares of which are issued or outstanding. All of the issued and outstanding shares of capital stock of EPGC (i) are owned of record and beneficially by EPC, free and clear of any Encumbrance, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal securities laws and (iv) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except as contemplated by this Agreement and the Shareholders Agreement: no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of EPGC Common Stock and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require EPGC to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to EPGC; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of EPGC; and EPGC is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. EPC has not received any notice of any adverse claim to its title to its shares of EPGC Common Stock.

                           (ii) As of the date hereof, the authorized capital
stock of EPGC Sub consists solely of 1,000 shares of common stock, par value $.01 per share, all of which are issued and outstanding. All of the issued and outstanding shares of capital stock of EPGC Sub (i) are owned of record and beneficially by EPGC, free and clear of any Encumbrance, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal securities laws and
(iv) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except as contemplated by this Agreement, no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of EPGC Sub Common Stock and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require EPGC Sub to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to EPGC Sub; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of EPGC Sub; and EPGC Sub is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. EPGC has not received any notice of any adverse claim to its title to its shares of EPGC Sub Common Stock.

                  (g) TITLE TO EPGC PERSONALTY. Except as set forth in Schedule 5.1(g), EPGC has good and marketable title to all of the personal property assets listed in Section 3.1(a) through 3.1(h) to the extent of its interest therein, including without limitation, the EPGC Financial Assets and Liabilities reflected on the EPGC Balance Sheet, except for personal property sold, consumed or otherwise disposed of in the ordinary course of business since the date of the EPGC Balance Sheet, free and clear of Encumbrances other than Permitted Encumbrances.

                  (h) LITIGATION. Except as set forth in Schedule 5.1(h), there are no actions, suits or proceedings pending or, to the Knowledge of EPGC, threatened in writing against EPGC, or any of the EPGC Assets, in any court or by or before any federal, state, municipal or other governmental agency; nor is EPGC in default under any order, writ, injunction, or decree of any court or federal, state, municipal or other governmental agency.

                  (i) LABOR MATTERS. EPGC is not a party to any collective bargaining agreement and there are no strikes, arbitrations or union organizational drives pending or, to EPGC's Knowledge, threatened between EPGC and any of its employees. EPGC has complied in all material respects with all the laws relating to the employment of labor, including workers compensation laws.

                  (j) TAXES.

                           (i) Except as set forth in Schedule 5.1(j), EPGC and
the EPGC Group (as hereinafter defined) have timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities, all Tax Returns required to be filed on or prior to the Closing Date and have timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate, result in losses or costs or expenses to EPGC in excess of $250,000 after the Closing Date.

                           (ii) At all times from the date of its organization,
EPGC has been a member of an affiliated group of corporations which file consolidated federal income tax returns with Equitable Resources, Inc., a Pennsylvania corporation ("EQT"), as the common parent (the "EPGC GROUP"). The EPGC Group has been subject to normal and routine audits, examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include the Subsidiaries), other than those set forth in
Schedule 5.1(j). There are no written agreements with any Taxing Authority with respect to EPGC which will in any way affect EPGC's liability for Taxes after the Closing Date. EPGC does not have any liability for Taxes of any other Person as a result of having been a member of an affiliated group as such term is defined in Sections 1504(a) of the Code (or any similar provision of state, local or international law) or as a result of filing a combined, consolidated, or unitary tax return, or otherwise.

                           (iii) Except as set forth in Schedule 5.1(j), no
assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the Knowledge of EPGC, is proposed with respect to any Tax Return of, or which includes, EPGC.

                           (iv) Except as set forth in Schedule 5.1(j), there
is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes EPGC or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes EPGC.

                           (v) The accounting records of EPGC will accurately
set forth immediately prior to the Closing Date all Taxes of EPGC for all taxable periods or portions thereof through the Closing Date.

                           (vi) From and after the Initial Valuation Date, no
Tax allocation or sharing agreements or arrangements have been in effect of which EPGC is a party.

                           (vii) Except as set forth on Schedule 5.1(j), EPGC
will not, as a result of the transactions contemplated by this Agreement, be obligated to make a payment after the Closing Date to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (viii) EPGC has not participated in or cooperated
with an international boycott within the meaning of Section 999 of the Code.

                           (ix) EPGC has not filed a consent under Code Section
341(f) concerning collapsible corporations.

                           (x) All monies required to be withheld by EPGC and
paid to Taxing Authorities for all Taxes have been (i) collected or withheld and either paid to the respective Taxing Authorities or set aside in accounts for such purpose or (ii) properly reflected in the EPGC Balance Sheets.

                  (k) EPGC BALANCE SHEET.

                           (i) The EPGC Balance Sheet is based on unaudited,
internal books and records of EPGC, and good faith estimates and assumptions believed by EPGC to be reasonable. As soon as practicable after the date hereof, and in any event prior to the Closing Date, EPGC shall provide to Westport and the Principal an unaudited balance sheet dated as of December 31, 1999, which shall be based upon and consistent with information provided to Westport prior to the date of the Agreement (the "EPGC YEAR END BALANCE SHEET"). The EPGC Year End Balance Sheet shall be deemed for all purposes, including representations and warranties made in this Agreement, to have been delivered on the date hereof. The EPGC Year End Balance Sheet, including the notes thereto (a) is in accordance with the books and records of EPGC, (b) is true, correct and complete and present fairly the financial condition of EPGC as of the date thereof and
(c) except as indicated in the notes to such EPGC Year End Balance Sheet, has been prepared in accordance with GAAP, on a basis consistent with the EPGC Balance Sheet, with no material difference between such statement and the financial records maintained, and the accounting methods applied, by EPGC for tax purposes.

                           (ii) The EPGC Balance Sheet presents fairly, in all
material respects, the financial condition of EPGC as of the Initial Valuation Date. The books and records of the EPC Entities from which the EPGC Balance Sheet were prepared were complete and accurate in all material respects at the time of such preparation.

                           (iii) EPGC has no Liabilities, except for Liabilities
(w) reflected in the EPGC Balance Sheet, (x) incurred by EPGC in the ordinary course of business and consistent with past practices since the date of the EPGC Balance Sheet, (y) which are Permitted Encumbrances, or (z) which individually amount to a loss or liability of not greater than $100,000 or in the aggregate amount to a loss or liability of not greater than $250,000. As used in this subparagraph, the term "Liabilities" excludes any Liabilities not required to be reflected in the EPGC Balance Sheet under GAAP.

                  (l) ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 5.1(l), or as otherwise contemplated by this Agreement, since the close of business on the Initial Valuation Date:

                           (i) EPGC has not sold, leased, transferred, or
assigned any assets other than (x) surplus equipment not necessary for operations of EPGC's Business having a value of less than $100,000 individually or $250,000 in the aggregate and for a reasonable consideration, or sales of Production in the ordinary course of business;

                           (ii) EPGC has not incurred, assumed or become subject
to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

                           (iii) EPGC has not entered into any transaction not
in the ordinary course of business, except as contemplated by this Agreement;

                           (iv) There have been no additional Encumbrances
placed on the EPGC Assets other than Permitted Encumbrances;

                           (v) No event or events have occurred which,
individually or in the aggregate, constitute an EPGC Material Adverse Effect;

                           (vi) EPGC has not made any loan to, or entered into
any contract with any of its directors, officers or Affiliates;

                           (vii) There has been no change made or authorized to
the Certificate of Incorporation or Bylaws of EPGC;

                           (viii) EPGC has not canceled, compromised, waived, or
released any debt or Action (or series of related debts or Actions) involving more than $100,000 individually or $250,000 in the aggregate;

                           (ix) EPGC has not delayed or postponed the payment of
accounts payable or other Liabilities owed, either of which involves more than $100,000 (individually or in the aggregate), other than amounts which EPGC reasonably and in good faith disputes;

                           (x) EPGC has not made any capital investment in, any
loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $100,000 individually or $250,000 in the aggregate;

                           (xi) EPGC has not made any capital expenditure (or
series of related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate;

                           (xii) EPGC has not entered into any Contract (or
series of related Contracts) involving more than $100,000 individually or $250,000 in the aggregate other than joint operating agreements, drilling contracts, construction contracts or oil and gas leases entered into in the ordinary course of business;

                           (xiii) EPGC has not breached any Contract by which it
is bound or to which any of its assets is subject, except as have not resulted in and would not reasonably be expected to result in an EPGC Material Adverse Effect;

                           (xiv) EPGC has not declared, set aside, or paid any
dividend or made any other distribution (whether in cash or in kind) or any repurchase, redemption or other acquisition of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, EPGC or its subsidiaries (if any), or made any payment of Taxes under a Tax sharing agreement or arrangement to share Taxes;

                           (xv) EPGC has not entered into (i) any agreement
relating to any material acquisition or disposition of any of its assets or Business, or (ii) any modification, amendment, assignment, termination or relinquishment by EPGC of any contract, license or other rights (including any insurance policy naming it as the beneficiary or a loss payable payee) that, individually or in the aggregate, would result in an EPGC Material Adverse Effect; and

                           (xvi) EPGC has not made any material change in any
method of accounting or principles or practice by EPGC, except for any such change required by reason of GAAP.

                  (m) COMPLIANCE WITH LAW. EPGC has not violated any statute, law, ordinance, regulation, rule or order of any Governmental Authority or any Governmental Order applicable to its Business or operations where such violations would, in the aggregate, reasonably be expected to result in an EPGC Material Adverse Effect.

                  (n) EPGC ASSETS.

                           (i) EPGC represents that as of the Closing Date,
EPGC's interests in the EPGC Assets shall be free and clear of Encumbrances other than Permitted Encumbrances.

                           (ii) The EPGC Assets operated by EPGC, and, to EPGC's
Knowledge, the EPGC Assets operated by third parties, are being operated in compliance with all applicable federal, state or local laws, and the rules and regulations of any Governmental Authority having jurisdiction, except for instances of noncompliance which would not reasonably be expected to have an EPGC Material Adverse Effect.

                           (iii) Except as set forth on Schedule 5.1(n), EPGC
possesses all Permits that are necessary to permit the operation of EPGC's Business in the manner currently conducted by EPGC, except as have not, and would not reasonably expected to have, an EPGC Material Adverse Effect. EPGC has not received written notice from any Governmental Authority that any such Permit has been, or will be, revoked or terminated. EPGC has not received notice and has no actual knowledge that any Persons with the right to conduct Business on the real property referenced in Section 3.1 do not possess all Permits that are necessary to permit the operation of such Business.

                           (iv) Except as set forth in Schedule 5.1(n),
immediately before the Closing Date, EPGC will hold or have the right to use in EPGC's Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of or expiring in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of EPGC's Business in the manner currently conducted by EPGC. Since the Initial Valuation Date, EPGC has conducted no business other than EPGC's Business.

                  (o) NO BROKERS' FEES. Neither EPGC nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement. EQT has engaged Lehman Brothers, Inc. in connection with the transactions contemplated by this Agreement and a copy of the engagement letter relating to that engagement has been provided to Westport. EPGC, the Principal and Westport shall have no responsibility whatsoever, contingent or otherwise, for any brokers' or finders' fees incurred by EQT relating to the transactions contemplated by this Agreement.

                  (p) SUSPENSE FUNDS. Schedule 5.1(p) is a true and correct list as of the Initial Valuation Date of all amounts held by EPGC in suspense accounts, or otherwise, related to the EPGC Assets for the benefit or account of any other Person.

                  (q) INSURANCE. EPGC maintains, and through the Closing Date will continue to maintain, with respect to the EPGC Assets, the insurance coverage and bonds (including operator bonds, right-of-way bonds and supplemental bonds) described on Schedule 5.1(q), which insurance coverage is adequate and customary for similarly situated companies involved in the oil and gas industry.

                  (r) CONTRACTS ON PRODUCTION. Except as set forth on Schedule 5.1(r), there are no Contracts involving the purchase, marketing, brokering or sale of Production that require a dedication of Production for a term in excess of three (3) months that will not be terminable without penalty or other liability at the sole discretion of EPGC upon not more than one (1) month's notice, except for commitments under operating agreements.

                  (s) EQUIPMENT. All equipment, facilities and other property included in the EPGC Assets is in good condition and repair, free of defects that would materially impair the current uses of such property. Since the Initial Valuation Date, EPGC has not, nor to EPGC's Knowledge has the operator of any of the EPGC Assets, removed any of the equipment, facilities or other property from the EPGC Assets except in the ordinary course of business.

                  (t) JUDGMENTS. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other governmental agency against EPGC relating to EPGC's

Business or the EPGC Assets that interfere with the operation of EPGC or impair EPGC's ability to consummate the transaction contemplated hereby.

                  (u) DISCLAIMER. Except as otherwise expressly set forth in this Article and elsewhere in this Agreement, EPGC expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by EPGC, and EPGC SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR EPGC ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

                  (v) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.1(v), for the period of EPGC's ownership of the EPGC Assets:

                           (i) The EPGC Assets have been operated in compliance
with Environmental Laws except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to result in an EPGC Material Adverse Effect;

                           (ii) None of the EPGC Assets operated by EPGC and, to
EPGC's Knowledge, none of the EPGC Assets operated by a third party, is identified nor to EPGC's Knowledge proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by any Governmental Authority;

                           (iii) EPGC has not filed any notice under any
applicable Environmental Law indicating that EPGC or any other operator of any of the EPGC Assets is responsible or potentially responsible for the release or threat of release of Pollutants into the environment in violation of Environmental Laws, or the storage or disposal in violation of applicable Environmental Laws of any Pollutants or that any Pollutants are stored or disposed of in violation of applicable Environmental Laws upon any of the EPGC Assets, which violations would reasonably be expected to result in an EPGC Material Adverse Effect;

                           (iv) EPGC has not received a written claim,
complaint, order, notice of violation, citation, subpoena, request for information or other written notice or demand issued by a Governmental Authority concerning any of the EPGC Assets which remains unresolved as of the date hereof, alleging a violation of any Environmental Law relating to any of the EPGC Assets, which violation would reasonably be expected to result in an EPGC Material Adverse Effect;

                           (v) EPGC has not in violation of applicable
Environmental Laws disposed, discharged, deposited, dumped, spilled, leaked, placed or injected any Pollutant generated or used at the locations and operations of the EPGC Assets, at, in, under or on a location, site or facility which is off-site of locations and operations relating to any of the EPGC Assets;

                           (vi) EPGC has not received a written claim or
complaint from any Person or Governmental Authority setting forth a cause of action for personal injury (including death) or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Law;

                           (vii) EPGC has not received notice that any facility
or site to which EPGC, either directly or indirectly by a third Person, has sent any Pollutant for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by a Governmental Authority;

                           (viii) All of the wells located on the EPGC Assets
and operated by EPGC, and, to EPGC's Knowledge, all of such wells operated by a third party, have been drilled, completed and operated in material compliance with applicable Environmental Laws, except as has not and would not reasonably be expected to result in an EPGC Material Adverse Effect; and

                           (ix) There are no wells located on the EPGC Assets
and operated by EPGC, and, to EPGC's Knowledge, there are no such wells operated by a third party, which have not been plugged and/or abandoned in accordance with applicable Environmental Laws, which EPGC currently is required pursuant to applicable Environmental Laws to plug and abandon or which otherwise are subject to exceptions pursuant to Environmental Laws to plug and abandon, except as has not and would not reasonably be expected to result in an EPGC Material Adverse Effect.

                  (w) CERTAIN AGREEMENTS. Except as set forth on Schedule 5.1(w), (i) the agreements material to the operation and maintenance of the EPGC Assets operated by EPGC are in full force and effect, (ii) EPGC is not in breach of the terms of any such agreements and (iii) to EPGC's Knowledge, the other parties to such agreements are not in breach of the terms thereof.

                  (x) WELLS/PROJECTS IN PROGRESS. Schedule 5.1(x) sets forth a list and description of all wells and other capital projects in progress as of the Initial Valuation Date and associated costs or estimates thereof to the extent such costs or estimates exceed $100,000 per well or project net to EPGC's interest.

                  (y) EXPENDITURE OBLIGATIONS. Except as set forth on Schedule 5.1(y), EPGC has not executed and is not otherwise contractually bound by any authority for expenditure with respect to any of the EPGC Assets under any operating agreement, unit operating agreement, or other similar agreements that will obligate EPGC to pay, after the Closing, more than $100,000 for a single project, operation or expenditure. Except as set forth on Schedule 5.1(y), with respect to authorizations for expenditure relating to any of the EPGC Assets which obligate EPGC to pay more than $100,000 for a single project, operation or expenditure, (i) there are no outstanding calls under such authorizations for expenditures for payments which are due or which EPGC has committed to make which have not been made, (ii) there are no material operations with respect to which EPGC has become a non-consenting party where the effect of such non-consent is not disclosed on Exhibit A and (iii) there are no commitments for the expenditures of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                  (z) PAYOUT. The payout balances with respect to any of the EPGC Assets operated by EPGC that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements are set forth on Schedule 5.1(z) and are correct as of the dates shown on such statements.

                  (aa) ABSENCE OF CERTAIN CHANGES REGARDING EPGC ASSETS. Since the Initial Valuation Date, except as listed on Schedule 5.1(l), EPGC:

                           (i) has maintained and operated each of the EPGC
Assets operated by it as a reasonably prudent operator consistent with prevailing oil and gas industry practice;

                           (ii) has used reasonable efforts consistent with past
practice to cause each of the EPGC Assets not operated by EPGC to be maintained and operated in a good and workmanlike manner and in substantially the same manner as theretofore operated;

                           (iii) has paid timely its share of all costs and
expenses attributable to the EPGC Assets, except for such costs and expenses that it was contesting in good faith by appropriate action;

                           (iv) has performed all accounting, royalty
disbursement and reporting requirements, as applicable, related thereto for the Production; and

                           (v) has not agreed, whether in writing or otherwise,
to take any action inconsistent with the provisions described in this Section 5.1(aa).

                  (bb) LIENS. Schedule 1 states all Encumbrances on the outstanding EPGC Common Stock.

                  (cc) EMPLOYEE BENEFITS.

                           (i) Schedule 5.1(cc) sets forth a true and complete
list of each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained for employees or former employees of EPGC (the "EPGC PLANS").

                           (ii) Except as set forth on Schedule 5.1(cc): (i)
each of the EPGC Plans that is subject to ERISA is in material compliance with the currently applicable provisions of ERISA, (ii) each of the EPGC Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and (iii) no Plan is subject to Title IV of ERISA.

                           (iii) All contributions (including all employer
contributions and employee salary reduction contributions) for any period ending on or before the Closing Date will be paid to each EPGC Plan or accrued in accordance with the past custom and practice of EPGC.

                           (iv) There have been no prohibited transactions with
respect to any EPGC Plan and no breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any EPGC Plan has occurred with respect to which EPGC has incurred any material liability. As of the date hereof, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any EPGC Plan (other than routine claims for benefits) is pending or, to the Knowledge of EPGC, threatened.

                  (dd) EPGC COMMON STOCK ISSUED AT THE CLOSING. All of the shares of EPGC Common Stock issued to the Westport Stockholders in connection with the Merger as contemplated by this Agreement will be (i) duly authorized and validly issued, (ii) fully paid and nonassessable, and (iii) issued in compliance with all applicable state and federal securities laws.

                  (ee) PROPERTY TAXES. EPGC has paid all Property Taxes with respect to EPGC Assets operated by EPGC prior to such Taxes becoming delinquent. EPGC has paid all bills for Property Taxes submitted to it by third party operators of the EPGC Assets prior to such bill becoming delinquent.

                  (ff) AUDITS. Except as disclosed on Schedule 5.1(ff), with respect to the EPGC Assets that EPGC operates, EPGC is not undergoing, as operator, any unresolved audit of the joint account under the applicable operating agreement.

                  (gg) CASUALTY LOSS. Since the Initial Valuation Date, there have been no uninsured casualty losses or takings in condemnation of the EPGC Assets exceeding $100,000 individually or $250,000 in the aggregate.

                  (hh) ACCURACY OF INFORMATION. To the Knowledge of EPGC, all documents furnished or made available to Westport or the Principal by EPGC or its representatives relating to EPGC and its Business, including documents relating to historical production and lease operating expenses of EPGC and all Records relating to the EPGC Assets did not, as of the date of such document, contain any untrue statement of material fact or omit to state a material fact required to be stated in order to make the statements in such document, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, EPGC makes no representations regarding the accuracy of any documents reflecting (i) indices, compilations or summaries of other documents; (ii) reserve estimates, engineering, geological, geophysical or other interpretive information; or (iii) projections, predictions or other estimation of future events.

                  (ii) GAS IMBALANCES. As of Initial Valuation Date, the amount of hydrocarbons which EPGC is entitled to take and or is obligated to deliver in excess of its fraction interest in the affected EPGC Asset, as applicable, as a result of underproduction or overproduction, is set forth on Schedule 5.1(ii).

                  (jj) ROYALTY PAYMENTS. All landowner royalty, overriding royalty and other oil and gas leasehold payments (collectively "ROYALTY PAYMENTS") required to be made under the terms of an oil and gas lease to which EPGC is a part, have been properly calculated and paid in a timely manner; EPGC has not received a notice of non-payment or underpayment of any Royalty Payments.

                  (kk) [INTENTIONALLY LEFT BLANK]

                  (ll) INDIAN RESERVATIONS. Except as set forth on Schedule 5.1(ll), EPGC has no Assets, Prospects or any interests in or on an Indian Reservation.

                  (mm) ACTIVITIES OF EPGC SUB. Other than entering into this Agreement and performing its obligations hereunder, EPGC Sub has not entered into any agreement or conducted any other business.

         5.2 REPRESENTATIONS AND WARRANTIES OF WESTPORT. Westport and the Westport Stockholders jointly and severally represent and warrant to EPGC and EPC that:

                  (a) CORPORATE STATUS. Westport is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Westport has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Westport. Westport is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to result in a Westport Material Adverse Effect.

                  (b) CORPORATE POWER AND AUTHORITY. Westport (i) has the corporate power and authority to execute and deliver this Agreement (and each other agreement contemplated hereby to which Westport will be a party at Closing), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate action necessary to authorize its execution and delivery of this Agreement (and each other agreement contemplated hereby to which Westport will be a party at Closing), the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by Westport and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Each other agreement contemplated hereby to which Westport will be a party at Closing will be duly executed and delivered at Closing, and upon such execution and delivery each such agreement will constitute Westport's legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) NO VIOLATION. Except as set forth on Schedule 5.2(d), the execution and delivery of this Agreement (and each other agreement contemplated hereby to which Westport will be a party at Closing) by Westport, the performance by Westport of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and such other agreements will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of Westport, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Westport, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against Westport (other than any preferential right to purchase or seismic, license or software agreements to the extent not transferable), (iv) result in or require the creation or imposition of any Encumbrance upon or with respect to any of the Westport Assets, (v) give to any individual or entity a right or claim against Westport, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (1) any filings or consents required to be made or obtained by EPC or EPGC or (2) any governmental permits or licenses required to operate the Westport Assets or conduct the Westport Business, which, in the case of clauses
(iii), (iv) and (v) above, would not reasonably be expected to result in a Westport Material Adverse Effect.

                  (e) OTHER EQUITY INTERESTS. Except as set forth on Schedule 5.2(e), Westport does not own, directly or indirectly, any outstanding securities of or other interests in, or control, any other corporation, limited liability company, partnership, joint venture or other entity.

                  (f) CAPITALIZATION. As of the date hereof, (i) the authorized capital stock of Westport consists solely of 12,000,000 shares of common stock, par value $.000333 per share and (ii) such shares are the only issued and outstanding shares of Westport's authorized capital stock. All of the issued and outstanding shares of capital stock of Westport (i) are owned of record and beneficially by the Persons and in the amounts set forth on Schedule 5.2(f), in each case free and clear of any Encumbrance, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal securities laws and (iv) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except as contemplated by this Agreement, the Shareholders Agreement or as set forth on Schedule 5.2(f): no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of Westport Common Stock and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Westport to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Westport; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Westport; and Westport is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. None of the Westport Stockholders has received any notice of any adverse claim to its title to its respective shares of Westport Common Stock. A list of outstanding stock options granted pursuant to the Westport Stock Option Plan (together with any repurchase or similar rights relating thereto) is set forth in Schedule 5.2(f).

                  (g) TITLE TO WESTPORT PERSONALTY. Except as set forth in
Schedule 5.2(g), Westport has good and marketable title to all of the personal property assets listed in Section 3.2(a) through 3.2(h) to the extent of its interest therein, including without limitation, the Westport Financial Assets and Liabilities reflected on the Westport Balance Sheet, except for personal property sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Westport Balance Sheet, free and clear of Encumbrances other than Permitted Encumbrances.

                  (h) LITIGATION. Except as set forth in Schedule 5.2(h), there are no actions, suits or proceedings pending or, to the Knowledge of Westport, threatened in writing against Westport, or any of the Westport Assets, in any court or by or before any federal, state, municipal or other governmental agency; nor is Westport in default under any order, writ, injunction, or decree of any court or federal, state, municipal or other governmental agency.

                  (i) LABOR MATTERS. Westport is not a party to any collective bargaining agreement and there are no strikes, arbitrations or union organizational drives pending or, to Westport's Knowledge, threatened between Westport and any of its employees. Westport has complied in all material respects with all the laws relating to the employment of labor, including workers compensation laws.

                  (j) TAXES.

                           (i) Except as set forth in Schedule 5.2(j), Westport
and the Westport Group (as hereinafter defined) have timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities, all Tax Returns required to be filed on or prior to the Closing Date and have timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate, result in losses or costs or expenses to Westport in excess of $250,000 after the Closing Date.

                           (ii) At all times from the date of its organization,
Westport has been a member of an affiliated group of corporations which file consolidated federal income tax returns with Principal as the common parent (the "WESTPORT GROUP"). The Westport Group has been subject to normal and routine audits, examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include the Subsidiaries), other than those set forth in Schedule 5.2(j). There are no written agreements with any Taxing Authority with respect to Westport which will in any way affect Westport's liability for Taxes after the Closing Date.] Westport does not have any liability for Taxes of any other Person as a result of having been a member of an affiliated group as such term is defined in Sections 1504(a) of the Code (or any similar provision of state, local or international law) or as a result of filing a combined, consolidated, or unitary tax return, or otherwise.

                           (iii) Except as set forth in Schedule 5.2(j), no
assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the Knowledge of Westport, is proposed with respect to any Tax Return of, or which includes, Westport.

                           (iv) Except as set forth in Schedule 5.2(j), there is
not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes Westport or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes Westport.

                           (v) The accounting records of Westport will
accurately set forth immediately prior to the Closing Date all Taxes of Westport for all taxable periods or portions thereof through the Closing Date.

                           (vi) From and after the Initial Valuation Date, no
Tax allocation or Tax sharing agreements or arrangements have been in effect of which Westport is a party.

                           (vii) Except as set forth on Schedule 5.2(j),
Westport will not, as a result of the transactions contemplated by this Agreement, be obligated to make a payment after the Closing Date to an individual that would be a "parachute payment" as defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (viii) Westport has not participated in or cooperated
with an international boycott within the meaning of Section 999 of the Code.

                           (ix) Westport has not filed a consent under Code
Section 341(f) concerning collapsible corporations.

                           (x) All monies required to be withheld by Westport
and paid to Taxing Authorities for all Taxes have been (i) collected or withheld and either paid to the respective Taxing Authorities or set aside in accounts for such purpose or (ii) properly reflected in the Westport Financial Statements.

                  (k) WESTPORT FINANCIAL STATEMENTS.

                           (i) The Westport Financial Statements are true,
complete and correct and present fairly, in all material respects, the financial condition of Westport as of the respective dates thereof. The Westport Financial Statements accurately reflect all of the income, expenses, equity, liabilities and assets of Westport in existence at the respective dates thereof and the operation of Westport as of such dates. The Assets include all of the assets reflected in such Westport Financial Statements and all assets acquired since the date of such Westport Financial Statements, excepting only such assets as have been consumed or disposed of in the normal course of business or as have been destroyed by occurrences beyond the control of Westport. The Westport Financial Statements, including the notes thereto (a) are in accordance with the books and records of Westport, (b) are true, correct and complete and present fairly the financial condition of Westport as of the respective dates thereof and (c) except as indicated in the notes to such Westport Financial Statements, have been prepared in accordance with GAAP, consistently applied with prior periods, with no material difference between such statements and the financial records maintained, and the accounting methods applied, by Westport for tax purposes.

                           (ii) Westport has no Liabilities, except for
Liabilities (w) reflected in the Westport Financial Statements, (x) incurred by Westport in the ordinary course of business and consistent with past practices since the date of the Westport Financial Statements, (y) which are Permitted Encumbrances or (z) which individually amount to a loss or liability of not greater than $100,000 or in the aggregate amount to a loss or liability of not greater than $250,000. As used in this subparagraph, the term "Liabilities" excludes any Liabilities not required to be reflected in the Westport Balance Sheet under GAAP.

                  (l) ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 5.2(l), or as otherwise contemplated by this Agreement, since the close of business on the Initial Valuation Date:

                           (i) Westport has not sold, leased, transferred, or
assigned any assets other than surplus equipment not necessary for operations of Westport's Business having a value of less than $100,000 individually or $250,000 in the aggregate and for a reasonable consideration, or sales of Production in the ordinary course of business;

                           (ii) Westport has not incurred, assumed or become
subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

                           (iii) Westport has not entered into any transaction
not in the ordinary course of business, except as contemplated by this Agreement;

                           (iv) There have been no additional Encumbrances
placed on the Westport Assets other than Permitted Encumbrances;

                           (v) No event or events have occurred which,
individually or in the aggregate, constitute a Westport Material Adverse Effect;

                           (vi) Westport has not made any loan to, or entered
into any contract with any of its directors, officers or Affiliates;

                           (vii) There has been no change made or authorized to
the Certificate of Incorporation or Bylaws of Westport;

                           (viii) Westport has not canceled, compromised,
waived, or released any debt or Action (or series of related debts or Actions) involving more than $100,000 individually or $250,000 in the aggregate;

                           (ix) Westport has not delayed or postponed the
payment of accounts payable or other Liabilities owed, either of which involves amounts more than $100,000 (individually or in the aggregate), other than amounts which Westport reasonably and in good faith disputes;

                           (x) Westport has not made any capital investment in,
any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $100,000 individually or $250,000 in the aggregate;

                           (xi) Westport has not made any capital expenditure
(or series of related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate;

                           (xii) Westport has not entered into any Contract (or
series of related Contracts) involving more than $100,000 individually or $250,000 in the aggregate other than joint operating agreements, drilling contracts, construction contracts or oil and gas leases entered into in the ordinary course of business;

                           (xiii) Westport has not breached any Contract by
which it is bound or to which any of its assets is subject, except as have not resulted in and would not reasonably be expected to result in a Westport Material Adverse Effect;

                           (xiv) Westport has not declared, set aside, or paid
any dividend or made any other distribution (whether in cash or in kind) or any repurchase, redemption or other acquisition of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Westport or its subsidiaries (if any), or made any payment of Taxes under a Tax sharing agreement or arrangement to share Taxes;

                           (xv) Westport has not entered into (i) any agreement
relating to any material acquisition or disposition of any of its assets or Business, or (ii) any modification, amendment, assignment, termination or relinquishment by Westport of any contract, license or other rights (including any insurance policy naming it as the beneficiary or a loss payable payee) that, individually or in the aggregate, would result in a Westport Material Adverse Effect; and

                           (xvi) Westport has not made any material change in
any method of accounting or principles or practice by Westport, except for any such change required by reason of GAAP.

                  (m) COMPLIANCE WITH LAW. Westport has not violated any statute, law, ordinance, regulation, rule or order of any Governmental Authority or any Governmental Order applicable to its Business or operations where such violations would, in the aggregate, reasonably be expected to result in a Westport Material Adverse Effect.

                  (n) WESTPORT ASSETS.

                           (i) Westport represents that as of the Closing Date,
Westport's interests in the Westport Assets shall be free and clear of any Encumbrances other than Permitted Encumbrances.

                           (ii) The Westport Assets operated by Westport, and,
to Westport's Knowledge, the Westport Assets operated by third parties, are being operated in compliance with all applicable federal, state or local laws, and the rules and regulations of any Governmental

Authority having jurisdiction, except for instances of noncompliance which would not reasonably be expected to have a Westport Material Adverse Effect.

                           (iii) Except as set forth on Schedule 5.2(n),
Westport possesses all Permits that are necessary to permit the operation of Westport's Business in the manner currently conducted by Westport, except as have not, and would not reasonably expected to have, a Westport Material Adverse Effect. Westport has not received written notice from any Governmental Authority that any such Permit has been, or will be, revoked or terminated. Westport has not received notice and has no actual knowledge that any Persons with the right to conduct Business on the real property referenced in Section 3.2 do not possess all Permits that are necessary to permit the operation of such Business.

                           (iv) Except as set forth in Schedule 5.2(n),
immediately before the Closing Date, Westport will hold or have the right to use in Westport's Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of or expiring in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of Westport's Business in the manner currently conducted by Westport. Since the Initial Valuation Date, Westport has conducted no business other than Westport's Business.

                  (o) NO BROKERS' FEES. Neither Westport nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement. The Principal has engaged Petrie Parkman & Co. in connection with the transactions contemplated by this Agreement and a copy of the engagement letter relating to that engagement has been provided to EPGC. Westport, EPGC and EPC shall have no responsibility whatsoever, contingent or otherwise, for any brokers' or finders' fees incurred by Westport relating to the transactions contemplated by this Agreement.

                  (p) SUSPENSE FUNDS. Schedule 5.2(p) is a true and correct list as of the Initial Valuation Date of all amounts held by Westport in suspense accounts, or otherwise, related to the Westport Assets for the benefit or account of any other Person.

                  (q) INSURANCE. Westport maintains, and through the Closing Date will continue to maintain, with respect to the Westport Assets, the insurance coverage described on Schedule 5.2(q), which insurance coverage and bonds (including operator bonds, right-of-way bonds and supplemental bonds) is adequate and customary for similarly situated companies involved in the oil and gas industry.

                  (r) CONTRACTS ON PRODUCTION. Except as set forth on Schedule 5.2(r), there are no Contracts involving the purchase, marketing, brokering or sale of Production that require a dedication of Production for a term in excess of three (3) months that will not be terminable without penalty or other liability at the sole discretion of Westport upon not more than one (1) month's notice, except for commitments under operating agreements.

                  (s) EQUIPMENT. All equipment, facilities and other property included in the Westport Assets is in good condition and repair, free of defects that would materially impair the current uses of such property. Since the Initial Valuation Date, Westport has not, nor to Westport's Knowledge has the operator of any of the Westport Assets, removed any of the equipment, facilities or other property from the Westport Assets except in the ordinary course of business.

                  (t) JUDGMENTS. There are no unsatisfied judgments or injunctions issued by a court of competent jurisdiction or other governmental agency against Westport or relating to Westport's Business or the Westport Assets that interfere with the operation of Westport or impair Westport's ability to consummate the transaction contemplated hereby.

                  (u) DISCLAIMER. Except as otherwise expressly set forth in this Article and elsewhere in this Agreement, Westport expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Westport, and WESTPORT SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR WESTPORT ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

                  (v) ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.2(v), for the period of Westport's ownership of the Westport Assets:

                           (i) The Westport Assets have been operated in
material compliance with Environmental Laws except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to result in a Westport Material Adverse Effect;

                           (ii) None of the Westport Assets operated by Westport
and, to Westport's Knowledge, none of the Westport Assets operated by a third party, is identified nor to Westport's Knowledge proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by any Governmental Authority;

                           (iii) Westport has not filed any notice under any
applicable Environmental Law indicating that Westport or any other operator of the Westport Assets is responsible or potentially responsible for the release or threat of release of Pollutants into the environment in violation of Environmental Laws, or the storage or disposal in violation of applicable Environmental Laws of any Pollutants or that any Pollutants are stored or disposed of in violation of applicable Environmental Laws upon any of the Westport Assets, which violations would reasonably be expected to result in a Westport Material Adverse Effect;

                           (iv) Westport has not received a written claim,
complaint, order, notice of violation, citation, subpoena, request for information or other written notice or demand issued by a Governmental Authority concerning any of the Westport Assets which remains unresolved as of the date hereof, alleging a violation of any Environmental Law relating to any of the Westport Assets, which violation would reasonably be expected to result in a Westport Material Adverse Effect;

                           (v) Westport has not in violation of applicable
Environmental Laws disposed, discharged, deposited, dumped, spilled, leaked, placed or injected any Pollutant generated or used at the locations and operations of the Westport Assets at, in, under or on a location, site or facility which is off-site of the locations and operations relating to any of the Westport Assets;

                           (vi) Westport has not received a written claim or
complaint from any Person or Governmental Authority setting forth a cause of action for personal injury (including death) or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Law;

                           (vii) Westport has not received notice that any
facility or site to which Westport, either directly or indirectly by a third Person, has sent any Pollutant for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by a Governmental Authority;

                           (viii) All of the wells located on the Westport
Assets and operated by Westport, and, to Westport's Knowledge, all of such wells operated by a third party, have been drilled, completed and operated in material compliance with applicable Environmental Laws, except as has not and would not reasonably be expected to result in a Westport Material Adverse Effect; and

                           (ix) There are no wells located on the Westport
Assets and operated by Westport, and, to Westport's Knowledge, there are no such wells operated by a third party, which have not been plugged and/or abandoned in accordance with applicable Environmental Laws, which Westport currently is required pursuant to applicable Environmental Laws to plug and abandon or which otherwise are subject to exceptions pursuant to Environmental Laws to plug and abandon, except as has not and would not reasonably be expected to result in a Westport Material Adverse Effect.

                  (w) CERTAIN AGREEMENTS. Except as set forth on Schedule 5.2(w), (i) the agreements material to the operation and maintenance of the Westport Assets operated by Westport are in full force and effect, (ii) Westport is not in breach of the terms of any such agreements and (iii) to Westport's Knowledge, the other parties to such agreements are not in breach of the terms thereof.

                  (x) WELLS/PROJECTS IN PROGRESS. To Westport's Knowledge,
Schedule 5.2(x) sets forth a list and description of all wells or other capital projects in progress as of the Initial Valuation Date and associated costs or estimates thereof to the extent such costs or estimates exceed $100,000 per well or project net to Westport's interest.

                  (y) EXPENDITURE OBLIGATIONS. Except as set forth on Schedule 5.2(y), Westport has not executed and is not otherwise contractually bound by any authority for expenditure with respect to any of the Westport Assets under any operating agreement, unit operating agreement, or other similar agreements that will obligate EPGC to pay, after the Closing, more than $100,000 for a single project, operation or expenditure. Except as set forth on Schedule 5.2(y), with respect to authorizations for expenditure relating to any of the Westport Assets which obligate Westport to pay more than $100,000 for a single project, operation or expenditure, (i) there are no outstanding calls under such authorizations for expenditures for payments which are due or which Westport has committed to make which have not been made, (ii) there are no material operations with respect to which Westport has become a non-consenting party where the effect of such non-consent is not disclosed on Exhibit B and (iii) there are no commitments for the expenditures of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

                  (z) PAYOUT. The payout balances with respect to any of the Westport Assets operated by Westport that are subject to future change on account of reversionary interests, non-consent penalties or similar agreements or arrangements are set forth on Schedule 5.2(z) and are correct as of the dates shown on such statements.

                  (aa) ABSENCE OF CERTAIN CHANGES REGARDING WESTPORT ASSETS. Since the Initial Valuation Date, except as listed on Schedule 5.2(l), Westport:

                           (i) has maintained and operated each of the Westport
Assets operated by it as a reasonably prudent operator consistent with prevailing oil and gas industry practice;

                           (ii) has used reasonable efforts consistent with past
practice to cause each of the Westport Assets not operated by Westport to be maintained and operated in a good and workmanlike manner and in substantially the same manner as theretofore operated;

                           (iii) has paid timely its share of all costs and
expenses attributable to the Westport Assets, except for such costs and expenses that it was contesting in good faith by appropriate action;

                           (iv) has performed all accounting, royalty
disbursement and reporting requirements, as applicable, related thereto for the Production; and

                           (v) has not agreed, whether in writing or otherwise,
to take any action inconsistent with the provisions described in this Section 5.2(aa).

                  (bb) LIENS. Schedule 2 states all Encumbrances on the outstanding Westport Common Stock.

                  (cc) EMPLOYEE BENEFITS.

                           (i) Schedule 5.2(cc) sets forth a true and complete
list of each employee benefit plan within the meaning of Section 3(3) of ERISA, that is maintained for employees or former employees of Westport (the "WESTPORT PLANS").

                           (ii) Except as set forth on Schedule 5.2(cc): (i)
each of the Westport Plans that is subject to ERISA is in material compliance with the currently applicable provisions of ERISA, (ii) each of the Westport Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and
(iii) no Plan is subject to Title IV of ERISA.

                           (iii) All contributions (including all employer
contributions and employee salary reduction contributions) for any period ending on or before the Closing Date will be paid to each Westport Plan or accrued in accordance with the past custom and practice of Westport.

                           (iv) There have been no prohibited transactions with
respect to any Westport Plan and no breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Westport Plan has occurred with respect to which Westport has incurred any material liability. As of the date hereof, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any Westport Plan (other than routine claims for benefits) is pending or, to the Knowledge of Westport, threatened.

                           (v) Westport provides the following fringe benefits
and perquisites to employees: vacation pay based upon years of service, annual paid sick leave (days), eleven paid annual holidays, overriding royalty interests on exploratory prospects and discretionary management bonuses, a partial source of payment for which is cash flow from the Westport Overriding Royalty, LLC.

                  (dd) PROPERTY TAXES. Westport has paid all Property Taxes with respect to Westport Assets operated by Westport prior to such Taxes becoming delinquent. Westport has paid all bills for Property Taxes submitted to it by third party operators of the Westport Assets prior to such bill becoming delinquent.

                  (ee) AUDITS. Except as disclosed on Schedule 5.1(ee), with respect to the Westport Assets that Westport operates, Westport is not undergoing, as operator, any unresolved audit of the joint account under the applicable operating agreement.

                  (ff) CASUALTY LOSS. Since the Initial Valuation Date, there have been no uninsured casualty losses or takings in condemnation of the Westport Assets exceeding $100,000 individually or $250,000 in the aggregate.

                  (gg) ACCURACY OF INFORMATION. To the Knowledge of Westport, all of the documents furnished or made available to the EPC Entities by Westport or its representatives relating to Westport and its Business, including documents relating to historical production and lease operating expenses of the Westport and Records relating to the Westport Assets did not, as of the date of such document, contain any untrue statement of material fact or omit to state a material fact required to be stated in order to make the statements in such document, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Westport makes no representations regarding the accuracy of any documents reflecting (i) indices, compilations or summaries of other documents; (ii) reserve estimates, engineering, geological, geophysical or other interpretive information; or (iii) projections, predictions or other estimation of future events.

                  (hh) GAS IMBALANCES. As of the Initial Valuation Date, the amount of hydrocarbons which Westport is entitled to take or is obligated to deliver in excess of its fraction interest in the affected Westport Asset, as applicable, as a result of underproduction or overproduction, is set forth in
Schedule 5.2(hh).

                  (ii) ROYALTY PAYMENTS. All Royalty Payments required to be made under the terms of an oil and gas lease to which Westport is a party have been properly calculated and paid in a timely manner; Westport has not received a notice of non-payment or underpayment of any Royalty Payments.

                  (jj) [INTENTIONALLY LEFT BLANK]

                  (kk) INDIAN RESERVATIONS. Except as set forth on Schedule 5.2(kk), Westport has no Assets, Prospects or any interests in or on an Indian Reservation.

         5.3 REPRESENTATIONS AND WARRANTIES OF EPC. EPC represents and warrants to Westport and the Westport Stockholders that:

                  (a) CORPORATE STATUS. EPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EPC has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of EPC. EPC is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to result in an EPGC Material Adverse Effect.

                  (b) CORPORATE POWER AND AUTHORITY. EPC (i) has the corporate power and authority to execute and deliver this Agreement (and each other agreement contemplated hereby to which EPGC will be a party at Closing), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate or other action necessary to authorize its execution and delivery of this Agreement (and each other agreement contemplated hereby to which EPGC will be a party at Closing), the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by EPC and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Each other agreement contemplated hereby to which EPC will be a party at Closing will be duly executed and delivered at Closing, and upon such execution and delivery each such agreement will constitute EPC's legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) NO VIOLATION. The execution and delivery of this Agreement (and each other agreement contemplated hereby to which EPC will be a party at Closing) by EPC, the performance by EPC of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and such other agreements will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of EPC, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against EPC, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against EPC, (iv) result in or require the creation or imposition of any Encumbrance upon or with respect to any of the EPGC Assets,
(v) give to any individual or entity a right or claim against EPGC, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (1) any filings or consents required to be made or obtained by Westport or the Principal or (2) any governmental permits or licenses required to operate the EPGC Assets or conduct the EPGC Business, which, in the case of clauses, (iii), (iv) and (v) above, would reasonably be expected to result in an EPGC Material Adverse Effect.

                  (e) TITLE TO STOCK. All of the issued and outstanding shares of capital stock of EPGC are owned of record and beneficially by EPC, free and clear of any Encumbrance. EPC has not received any notice of any adverse claim to its title to its EPGC Common Stock.

         5.4 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL. The Principal represents and warrants to the EPC Entities that:

                  (a) CORPORATE STATUS. The Principal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Principal has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Principal. The Principal is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing which, individually or in the aggregate, would not reasonably be expected to result in a Westport Material Adverse Effect.

                  (b) CORPORATE POWER AND AUTHORITY. The Principal (i) has the power and authority to execute and deliver this Agreement (and each other agreement contemplated hereby to which the Principal will be a party at Closing), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) has taken all corporate or other action necessary to authorize its execution and delivery of this Agreement (and each other agreement contemplated hereby to which the Principal will be a party at Closing), the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Principal and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Each other agreement contemplated hereby to which the Principal will be a party at Closing will be duly executed and delivered at Closing, and upon such execution and delivery each such agreement will constitute the Principal's legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) NO VIOLATION. The execution and delivery of this Agreement (and each other agreement contemplated hereby to which the Principal will be a party at Closing) by the Principal, the performance by the Principal of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and such other agreements will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of the Principal,
(ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against the Principal, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against it, (iv) result in or require the creation or imposition of any Encumbrance upon or with respect to any of the Westport Assets, (v) give to any individual or entity a right or claim against Westport, or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (1) any filings or consents required to be made or obtained by the EPC Entities or (2) any governmental permits or licenses required to operate the Westport Assets or conduct the Westport Business, which, in the case of clauses (iii), (iv), and
(v) above, would reasonably be expected to result in a Westport Material Adverse Effect.

                  (e) INVESTMENT. The Principal (a) understands that the shares of EPGC Common Stock to be issued to it in connection with the transactions contemplated by this Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering, (b) is acquiring its shares of EPGC Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning EPGC and has had the opportunity to obtain additional information as desired to evaluate the merits and the risks inherent in holding EPGC Common Stock, (e) is able to bear the economic risk and lack of liquidity inherent in holding EPGC Common Stock, and (f) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE VI
                  TITLE MATTERS; PREFERENTIAL PURCHASE RIGHTS;
                             CONSENTS TO ASSIGNMENT

         6.1 TITLE TO THE EPGC ASSETS.

                  (a) DEFENSIBLE TITLE. Except as disclosed on Schedule 6.1(a), the EPC Entities jointly and severally represent that EPGC has Defensible Title to the EPGC Assets. With respect to the EPGC Assets, the term "DEFENSIBLE TITLE" means such title (whether (i) held by EPGC or (ii) held by another entity for and on behalf of EPGC as the beneficial owner, in either case, whether or not of record), that, subject to and except for EPGC Permitted Encumbrances (as defined below), (x) entitles EPGC to receive not less than the NRI for any such Asset,
(y) obligates EPGC to bear costs and expenses relating to the maintenance, development, operation and the production of hydrocarbons from any such Asset, in an amount not greater than the corresponding WI, and (z) is free and clear of Encumbrances.

                  (b) EPGC PERMITTED ENCUMBRANCES. With respect to the EPGC Assets, the term "PERMITTED ENCUMBRANCES" shall mean:

                           (i) Royalties, overriding royalties, net profit
interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the NRI;

                           (ii) Liens for taxes or assessments not yet due and
delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                           (iii) All rights to consent by, required notices to,
filings with, or other actions by federal, state, local, or foreign governmental bodies, authorities and agencies in connection with the sale or conveyance of the applicable EPGC Asset if the same are customarily sought subsequent to such sale or conveyance;

                           (iv) Rights of reassignment upon the surrender or
expiration of any lease;

                           (v) Easements, rights-of-way, servitudes, permits,
surface leases and other rights with respect to surface operations, on, over or in respect of any of the EPGC Assets or any restriction on access thereto that do not materially interfere with the operation of the affected EPGC Asset as has been conducted in the past;

                           (vi) The terms and conditions of the agreements
affecting the EPGC Assets to the extent such terms and conditions do not cause the present NRI to be less than or the present WI to be more than the represented NRI/WI (other than reversions, back-ins, unit revisions and other events expressly contemplated by such agreements and set forth in Exhibit A);

                           (vii) Materialmen's, mechanics', repairmen's,
employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the EPGC Assets (i) if such liens and charges have not been filed pursuant to law and the time for filing such liens and charges has expired, (ii) if filed, such liens and charges have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

                           (viii) Rights reserved to or vested in any
Governmental Authority to control or regulate any of the EPGC Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the EPGC Assets;

                           (ix) Liens arising under operating agreements,
unitization and pooling agreements and production sales contracts securing amounts not yet delinquent or, if delinquent, being contested in good faith in the ordinary course of business;

                           (x) All calls on or preferential rights to purchase
Production at a price (adjusted for quality, transportation and location) no less than average area posted prices with respect to oil or average area spot prices with respect to gas;

                           (xi) The litigation and claims listed on Schedule
5.1(h); and

                           (xii) Encumbrances set forth in Schedule 1.

         (c) EPGC DEFENSIBLE TITLE MATTERS. With respect to the EPGC Assets and the determination of whether title thereto is Defensible Title, the following shall not be considered breaches of EPGC's representation and warranty of Defensible Title or be considered Encumbrances:

                           (i) Lack of information in EPGC's files;

                           (ii) Matters in the early chain of title consisting
of the mere failure to recite marital status in a document or omissions of successors of heirship or estate proceedings, unless EPGC provides affirmative evidence that such failure or omission has resulted in another party's actual and superior claim of title to the relevant EPGC Asset;

                           (iii) Lack of survey, unless a survey is required by
applicable laws or regulations;

                           (iv) Lack of corporate or other entity authorization
unless affirmative evidence is provided showing that the action was not authorized and results in another party's actual and superior claim of title to the EPGC Asset;

                           (v) Title to EPGC Assets based upon possession under
applicable statutes of limitation for adverse possession or for prescription;

                           (vi) Failure to record leases issued by the MMS, or
any state, or any "Assignment of Record Title" or "Assignment of Operating Rights" in such leases, in the real property or other county records of the county in which such EPGC Asset is located;

                           (vii) Gaps in EPGC's chain of title in the MMS
records as to federal leases, or in the state's records as to state leases or in the county records as to fee leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman's title chain;

                           (viii) A change in WI or NRI based on a change in
drilling and spacing units, tract allocation or other changes in pool or unit participation occurring after the Initial Valuation Date;

                           (ix) Gas balancing issues; and

                           (x) Breaches of EPGC's Defensible Title
representation and warranty which reduce the value of the affected Asset by an amount less than $100,000.

         6.2 TITLE TO THE WESTPORT ASSETS.

                  (a) DEFENSIBLE TITLE. Except as disclosed on Schedule 6.2(a), Westport and the Principal jointly and severally represent that Westport has Defensible Title to the Westport Assets. With respect to the Westport Assets, the term "DEFENSIBLE TITLE" means such title, (whether (i) held by Westport or (ii) held by another entity for and on behalf of Westport as the beneficial owner, in either case, whether or not of record), that, subject to and except for Westport Permitted Encumbrances (as defined below), (x) entitles Westport to receive not less than the NRI for any such Asset, (y) obligates Westport to bear costs and expenses relating to the maintenance, development, operation and the production of hydrocarbons from any such Asset, in an amount not greater than the corresponding WI, and (z) is free and clear of Encumbrances.

                  (b) WESTPORT PERMITTED ENCUMBRANCES. With respect to the Westport Assets, the term "PERMITTED ENCUMBRANCES" shall mean:

                           (i) Royalties, overriding royalties, net profit
interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the NRI;

                           (ii) Liens for taxes or assessments not yet due and
delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                           (iii) All rights to consent by, required notices to,
filings with, or other actions by federal, state, local, or foreign governmental bodies, authorities and agencies in connection with the sale or conveyance of the applicable Westport Asset if the same are customarily sought subsequent to such sale or conveyance;

                           (iv) Rights of reassignment upon the surrender or
expiration of any lease;

                           (v) Easements, rights-of-way, servitudes, permits,
surface leases and other rights with respect to surface operations, on, over or in respect of any of the Westport Assets or any restriction on access thereto that do not materially interfere with the operation of the affected Westport Asset as has been conducted in the past;

                           (vi) The terms and conditions of the agreements
affecting the Westport Assets to the extent such terms and conditions do not cause the present NRI to be less than or the present WI to be more than the represented NRI/WI (other than reversions, back-ins, unit revisions and other events expressly contemplated by such agreements and set forth in Exhibit B);

                           (vii) Materialmen's, mechanics', repairmen's,
employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Westport Assets (i) if such liens and charges have not been filed pursuant to law and the time for filing such liens and charges has expired, (ii) if filed, such liens and charges have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

                           (viii) Rights reserved to or vested in any
Governmental Authority to control or regulate any of the Westport Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Westport Assets;

                           (ix) Liens arising under operating agreements,
unitization and pooling agreements and production sales contracts securing amounts not yet delinquent or, if delinquent, being contested in good faith in the ordinary course of business;

                           (x) All calls on or preferential rights to purchase
Production at a price (adjusted for quality, transportation and location) no less than average area posted prices with respect to oil or average area spot prices with respect to gas;

                           (xi) The litigation and claims listed on Schedule
5.2(h); and

                           (xii) Encumbrances set forth in Schedule 2.

                  (c) WESTPORT DEFENSIBLE TITLE MATTERS. With respect to the Westport Assets and the determination of whether title thereto is Defensible Title, the following shall not be considered breaches of Westport's representation and warranty of Defensible Title or be considered Encumbrances:

                           (i) Lack of information in Westport's files;

                           (ii) Matters in the early chain of title consisting
of the mere failure to recite marital status in a document or omissions of successors of heirship or estate proceedings, unless EPGC provides affirmative evidence that such failure or omission has resulted in another party's actual and superior claim of title to the relevant Westport Asset;

                           (iii) Lack of survey, unless a survey is required by
applicable laws or regulations;

                           (iv) Lack of corporate or other entity authorization
unless affirmative evidence is provided showing that the action was not authorized and results in another party's actual and superior claim of title to the Westport Asset;

                           (v) Title to Westport Assets based upon possession
under applicable statutes of limitation for adverse possession or for prescription;

                           (vi) Failure to record leases issued by the BLM, or
any state, or any "Assignment of Record Title" or "Assignment of Operating Rights" in such leases, in the real property or other county records of the county in which such Westport Asset is located;

                           (vii) Gaps in Westport's chain of title in the BLM
records as to federal leases, or in the state's records as to state leases or in the county records as to fee leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman's title chain;

                           (viii) A change in WI or NRI based on a change in
drilling and spacing units, tract allocation or other changes in pool or unit participation occurring after the Initial Valuation Date;

                           (ix) Gas balancing issues; and

                           (x) Breaches of Westport's Defensible Title
representation and warranty which reduce the value of the affected Asset by an amount less than $100,000.

         6.3 PREFERENTIAL PURCHASE RIGHTS AND CONSENTS TO ASSIGN. The Parties do not believe that any preferential rights to purchase or rights to consent to assignment applicable to the EPGC Assets or the Westport Assets (which are set forth on Schedules 6.3(a) and 6.3(b), respectively) are triggered by the transaction contemplated by this Agreement. Nonetheless, if the Parties become aware of any facts to the contrary, then Westport or EPGC, as appropriate, shall evaluate such facts, and if warranted, shall send notice of this Agreement to all persons holding such rights (i) offering to sell to each such person that portion of the affected Asset for which such a preferential right is held for an amount equal to the value of such Asset as agreed to by the Parties and on and subject to the terms hereof, or (ii) requesting, where required, consent to any of the transactions contemplated by this Agreement. Westport and EPGC shall be entitled to review and approve the form of the other Party's notices, provided that such approval shall not be unreasonably withheld or delayed. If one or more of the holders of any preferential purchase rights exercises its right prior to or subsequent to Closing, the Party receiving such notice of exercise shall notify the other Parties and the Party whose Asset is subject to such right shall satisfy all valid preferential purchase right obligations of a Party to such holders and shall be entitled to receive all proceeds received from such holders (which shall be in an amount equal to the value thereof as agreed to by the Parties plus the value attributable to the undeveloped acreage associated with the applicable Asset, as agreed to by the Parties) in connection with such preferential purchase rights. To the extent proceeds are received prior to Closing, such proceeds shall constitute EPGC Assets or Westport Assets, as appropriate. Nothing in this Section 6.3 shall preclude any Party from seeking indemnification pursuant to Article XI for Damages with respect to any preferential rights or rights to consent so exercised which were not described on

Schedule 6.3(a) or 6.3(b), as applicable; provided, however, that solely with respect to any preferential purchase rights, no Party shall have a claim for indemnification pursuant to Article XI arising out of a breach of this Section
6.3 except to the extent that:

                           (i) the preferential purchase rights giving rise to a
claim for indemnification are not listed on Schedule 6.3(a) or 6.3(b), as applicable; and

                           (ii) the aggregate value of the properties to which
the preferential purchase rights described in (i) above (as to any particular party) relate is at least $20 million; and

                           (iii) the diminution in value of (A) Westport and
EPGC prior to the Closing, or (B) EPGC and its subsidiaries (taken as a whole) after the Closing, resulting from the exercise of the preferential purchase rights described in (i) above exceeds the value received for such properties upon the exercise of such preferential purchase rights.

                                   ARTICLE VII
                      COVENANTS OF WESTPORT & THE PRINCIPAL

         7.1 BUSINESS OF WESTPORT. The Westport Entities covenant and agree that: (a) the Business of Westport shall be operated only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted, and as set forth in Section 7.2; and (b) Westport shall use commercially reasonable efforts and as set forth in Section 7.2, to (i) preserve the Business of Westport, (ii) keep available the services of the present officers, employees, agents and independent contractors of Westport and (iii) maintain the Westport Assets in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business.

         7.2 WESTPORT ASSETS. Subject to the terms of applicable operating and other existing agreements, the Westport Entities covenant and agree that between the date of this Agreement and the Closing Date, except as described below or as may be consented to in writing by EPC, which consent shall not be unreasonably withheld, Westport shall manage the Westport Assets as follows:

                  (a) DISPOSAL OF WESTPORT ASSETS. Westport shall not sell or otherwise dispose of any of the Westport Assets, except for the sale in the ordinary course of Westport's Business of Production and surplus equipment or as set forth on Schedule 7.2(a).

                  (b) NEW THIRD PARTY RIGHTS. Except for Contracts entered into in furtherance of operations listed on Schedule 7.2(b) and Schedule 7.2(e), Westport shall not enter into any new or amended contracts, agreements or relationships (i) granting any preferential right to purchase or consent to assignment affecting any of the Westport Assets hereunder, (ii) which involve total payments in excess of $250,000, or (iii) which if in existence as of the date hereof would be a material Contract.

                  (c) PRESERVATION OF WESTPORT ASSETS. Westport shall use reasonable efforts to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, Contracts and other agreements which relate to the Westport Assets and shall perform its obligations in or under any such agreement relating to such Westport Assets as a reasonable and prudent operator, provided, however, that Westport shall not be required to conduct any drilling, recompletion or reworking activities to maintain any lease, farmout agreement or other defeasible interest in force or to settle any adverse claims, demands or litigation in a manner that Westport deem inappropriate.

                  (d) MAINTENANCE OF EQUIPMENT. Westport shall maintain all material and equipment within the Westport Assets in accordance with customary industry operating practices and procedures.

                  (e) OPERATIONS.

                           (i) Except for operations covered by committed
expenditures listed on Schedule 7.2(e), Westport shall not propose or conduct for its own account any operation which might reasonably be expected to require expenditures in excess of $100,000 individually or $250,000 in the aggregate. Westport shall have the right to conduct, at its sole election and discretion, any operations that either (1) are covered by committed expenditures listed on
Schedule 7.2(e), (2) are required by law or regulations, (3) are required under a binding existing agreement with a third party, or (4) which Westport reasonably expect to require an expenditure of less than $100,000 individually or $250,000 in the aggregate.

                           (ii) Except for operations covered by committed
expenditures listed on Schedule 7.2(e), Westport shall not agree to participate in any reworking, deepening, drilling, completion, recompletion, equipping or other operations that are proposed by a co-owner in any well or other asset, if such operation might reasonably be expected to require expenditures by Westport in excess of $100,000 individually or $250,000 in the aggregate, without Westport having first provided EPC written or oral notice thereof as soon as reasonably practicable after Westport receive notice thereof from Westport's co-owner in such Operating Asset. If Westport provide EPC with such notice, EPC and Westport shall promptly consult about the advisability of participating in such operations. Westport shall in no event proceed without first having received EPC's written consent, which shall not be unreasonably withheld or delayed.

                  (f) ASSETS OPERATED BY OTHERS. To the extent Westport is not the operator of any Westport Asset, the obligations of Westport in this Section 7.2, which have reference to operations or activities which normally are or pursuant to existing contracts are to be carried out or performed by operator, shall be construed to require only that Westport use reasonable efforts to request that the operator of such Westport Operating Asset either take such actions, render such performance or refrain from performance, within the constraints of the applicable operating agreements, applicable agreements and applicable law.

                  (g) ENVIRONMENTAL REPORTS. Subject to the confidentiality provisions of this Agreement, the Principal and Westport shall provide EPGC, promptly upon receipt by the Principal or Westport, but in any event prior to Closing, any reports concerning environmental matters in connection with the EPGC Assets prepared or received by the Principal or Westport prior to Closing.

         7.3 ENCUMBRANCES. The Westport Entities covenant that on or before the Closing Date, Westport shall cause to be released those Encumbrances listed in
Schedule 2 and identified therein as Encumbrances to be released on or before Closing, in a form reasonably acceptable to EPC.

         7.4 CORPORATE AND FINANCIAL MATTERS. Through the Closing Date, except as set forth in Schedule 7.4 or as contemplated by this Agreement or otherwise consented to or approved by EPC in writing, which consent or approval shall not be unreasonably withheld, the Westport Entities covenant and agree that Westport shall not:

                  (a) Amend the Certificate of Incorporation or Bylaws of Westport;

                  (b) Incur, assume or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

                  (c) Except as necessary to effect the transactions contemplated herein, declare or pay any dividend or make any other distribution to any shareholder of any of the Westport Entities;

                  (d) Except for any shares issued upon the exercise of any options set forth on Schedule 5.2(f), redeem or otherwise acquire any shares of capital stock of any of the Westport Entities or issue any capital stock of any of the Westport Entities or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

                  (e) Permit or allow any of the Westport Assets to be subject to any additional Encumbrance (other than Permitted Encumbrances);

                  (f) Make any change in any method of accounting or accounting practice or policy, other than those required by GAAP;

                  (g) Engage in any transactions with an Affiliate of Westport, other than transactions in the ordinary course and consistent with past practices;

                  (h) Make any changes in the method of producing or selling natural gas, condensate, oil or products thereof which is not consistent with past practices;

                  (i) Enter into any new derivative or Hedging Contracts with respect to natural gas, condensate, oil, products thereof, interest or any other commodities or other financial instruments; or

                  (j) Agree, whether in writing or otherwise, to do any of the foregoing.

         7.5 FINANCIAL ASSETS AND LIABILITIES. On the Closing Date, immediately prior to the Closing, Westport shall own the Westport Financial Assets and Liabilities, subject to any acquisitions or dispositions made in the ordinary course of business since the Initial Valuation Date.

         7.6 NO SOLICITATION OF TRANSACTION. From the date of this Agreement through the Closing Date, the Westport Entities will not, and will cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Westport Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to Westport, or afford access to their respective properties, books or records to any Person that may be considering making, or has made, a Westport Acquisition Proposal.

         7.7 EMERGENCIES AND OVERSIGHTS. Notwithstanding the other provisions of this Article VII, the Westport Entities may take any action with respect to the Westport Assets without penalty, if reasonably necessary under emergency circumstances or if required to protect life, public safety or the environment, and provided EPC is notified as soon thereafter as reasonably practical.

         7.8 TERMINATION OF STOCK OPTIONS. Westport shall use its reasonable best efforts to cause the outstanding options to purchase Westport Common Stock set forth on Schedule 7.8 to be terminated prior to Closing. Westport shall cause all outstanding options to purchase Westport Common Stock other than those set forth on Schedule 7.8 to be terminated prior to Closing. Westport agrees to offer the holders of such options a cash payment per share in an amount equal to the difference between the exercise price per share under such holder's option and $16.28. In the event Westport is not able to cause all such outstanding options (whether or not listed on Schedule 7.8) to be terminated prior to Closing, Westport shall pay EPC at Closing an amount in cash equal to the difference between (i) $16.28 times the aggregate number of shares which would have been issuable upon exercise of all non-terminated options and (ii) the aggregate amount payable to Westport if all such non-terminated options had been exercised.

         7.9 INDEPENDENT EVALUATION. The Westport Entities are experienced and knowledgeable in the oil and gas business and is aware of its risks. The Westport Entities have been afforded the opportunity to examine the Records and materials made available to them by the EPC Entities with respect to EPGC and the EPGC Assets (collectively, the "EPGC BACKGROUND MATERIALS"). The EPGC Background Materials include files, or copies thereof, that the EPC Entities have used in their normal course of business and other information about the EPC Entities, their business and the EPGC Assets that the EPC Entities have compiled or generated; however, the Westport Entities acknowledge and agree that the EPC Entities have made no representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the EPGC Background Materials or, except for the representations and warranties of the EPC Entities contained in this Agreement, as to any other information relating to EPGC or EPC or the EPGC Assets, furnished or to be furnished to the Westport Entities or their representatives by or on behalf of EPGC or EPC, including without limitation any estimate with respect to the value of the EPGC Assets or reserves or any projections as to events that could or could not occur. In entering into this Agreement, the Westport Entities acknowledge and affirm that they have relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including their own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the EPGC Assets. The Westport Entities' representatives have visited the offices of EPGC and have been given opportunities to examine the books and records the EPC Entities, their business and their


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

assets. Except as expressly provided in this Agreement, the EPC Entities shall have no liability to Westport or the Principal resulting from any use, authorized or unauthorized, of the EPGC Background Materials or other information relating to EPGC or EPC, their business or their assets.

         7.10 INCOME TAXES FOR PRE-CLOSING PERIODS. The Principal shall pay and accrue for all federal and state Income Taxes of Westport for all periods through Closing. For purposes of the preceding sentence, in the case of any jurisdiction where the taxable year does not end on the Closing Date, the period from the end of the preceding taxable year through the Closing Date shall be treated as a period ending on the Closing Date (based on a closing of the books method). For all periods prior to Closing, any amount of federal and state Income Taxes imposed upon Westport solely as a result of its inclusion in a Tax Return of the Westport Group shall be the sole responsibility of the Principal.

         7.11 CERTAIN INDEMNIFICATION MATTERS. Westport and Conoco Inc. have certain obligations pursuant to that certain Settlement Agreement dated as of February 1, 2000, by and between Westport Oil And Gas Company, Inc. and Conoco Inc. (the "CONOCO AGREEMENT"). The Conoco Agreement provides that Conoco Inc. will indemnify Westport against certain claims and liabilities related to the Linch Solid Waste Landfill, as more particularly described in Exhibit A, Part 3 thereof (the "LINCH CLAIMS AND LIABILITIES"). To the extent (i) Westport and/or EPGC suffer Damages from the Linch Claims and Liabilities, (ii) Conoco fails to indemnify Westport with respect to such Damages and (iii) Conoco raises as a defense to a claim for indemnification under the Conoco Agreement the failure by Westport to satisfy its covenants set forth in Section 8 of the Conoco Agreement, the Principal agrees to indemnify EPC from and against any and all Damages arising out of the Linch Claims and Liabilities from the first dollar of Damages.

         7.12 WESTPORT TRANSITION SERVICES. On the Closing Date, and for a period of not more than 60 days thereafter, Westport shall make available certain equipment and provide certain services to EPC, in each case on the terms and subject to the conditions set forth in a services agreement reasonably acceptable to EPC and Westport (the "WESTPORT TRANSITION SERVICES AGREEMENT"), to be entered into by EPC and Westport at the Closing. The fee payable to Westport for any services or other items provided under the Westport Transition Services Agreement shall be Westport's actual cost for such services or other items.

                                  ARTICLE VIII
                          COVENANTS OF THE EPC ENTITIES

         8.1 BUSINESS OF EPGC. The EPC Entities covenant and agree that: (a) the Business of EPGC shall be operated only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted, and as set forth in Section 8.2; and (b) EPGC shall use commercially reasonable efforts and as set forth in Section 8.2, to (i) preserve the Business of EPGC, (ii) keep available the services of the present officers, employees, agents and independent contractors of EPGC and (iii) maintain the EPGC Assets in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business.



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

         8.2 EPGC ASSETS. Subject to the terms of applicable operating and other existing agreements, the EPC Entities covenant and agree that between the date of this Agreement and the Closing Date, except as described below or as may be consented to in writing by Westport, which consent shall not be unreasonably withheld, the EPC Entities shall manage the EPGC Assets as follows:

                  (a) DISPOSAL OF EPGC ASSETS. EPGC shall not sell or otherwise dispose of any of the EPGC Assets, except for the sale in the ordinary course of EPGC's Business of Production and surplus equipment or as set forth on Schedule 8.2(a).

                  (b) NEW THIRD PARTY RIGHTS. Except for Contracts entered into in furtherance of operations listed on Schedule 8.2(b) and Schedule 8.2(e), EPGC shall not enter into any new or amended contracts, agreements or relationships
(i) granting any preferential right to purchase or consent to assignment affecting any of the EPGC Assets hereunder, (ii) which involve total payments in excess of $250,000, or (iii) which if in existence as of the date hereof would be a material Contract.

                  (c) PRESERVATION OF EPGC ASSETS. The EPGC shall use reasonable efforts to preserve in full force and effect all leases, operating agreements, easements, rights-of-way, permits, licenses, Contracts and other agreements which relate to the EPGC Assets and shall perform its obligations in or under any such agreement relating to such EPGC Assets as a reasonable and prudent operator, provided, however, that EPGC shall not be required to conduct any drilling, recompletion or reworking activities to maintain any lease, farmout agreement or other defeasible interest in force or to settle any adverse claims, demands or litigation in a manner that EPGC deems inappropriate.

                  (d) MAINTENANCE OF EQUIPMENT. EPGC shall maintain all material and equipment within the EPGC Assets in accordance with customary industry operating practices and procedures.

                  (e) OPERATIONS.

                           (i) Except for operations covered by committed
expenditures listed on Schedule 8.2(e), EPGC shall not propose or conduct for its own account any operation which might reasonably be expected to require expenditures in excess of $100,000 individually or $250,000 in the aggregate. EPGC shall have the right to conduct, at its sole election and discretion, any operations that either (1) are covered by committed expenditures listed on
Schedule 8.2(e), (2) are required by law or regulations, (3) are required under a binding existing agreement with a third party, or (4) which EPGC reasonably expects to require an expenditure of less than $100,000 individually or $250,000 in the aggregate.

                           (ii) Except for operations covered by committed
expenditures listed on Schedule 8.2(e), EPGC shall not agree to participate in any reworking, deepening, drilling, completion, recompletion, equipping or other operation that is proposed by a co-owner in any well or other asset, if such operation might reasonably be expected to require expenditures by EPGC in excess of $100,000 individually or $250,000 in the aggregate, without EPGC having first provided the Principal written or oral notice thereof as soon as reasonably practicable after


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

EPGC receives notice thereof from the EPC Entities' co-owner in such Operating Asset. If EPGC provides the Principal with such notice, the EPC Entities and the Principal shall promptly consult about the advisability of participating in such operations. EPGC shall in no event proceed without first having received Westport's written consent, which shall not be unreasonably withheld or delayed.

                  (f) ASSETS OPERATED BY OTHERS. To the extent EPC or EPGC is not the operator of any EPGC Asset, the obligations of EPC in this Section 8.2, which have reference to operations or activities which normally are or pursuant to existing contracts are to be carried out or performed by operator, shall be construed to require only that the EPC Entities use reasonable efforts to request that the operator of such EPGC Operating Asset either take such actions, render such performance or refrain from performance, within the constraints of the applicable operating agreements, applicable agreements and applicable law.

                  (g) ENVIRONMENTAL REPORTS. Subject to the confidentiality provisions of this Agreement, the EPC Entities shall provide Westport, promptly upon receipt by EPC or EPGC, but in any event prior to Closing, any reports concerning environmental matters in connection with the Westport Assets prepared or received by EPC or EPGC prior to Closing.

         8.3 ENCUMBRANCES. The EPC Entities covenant that on or before the Closing Date, EPGC shall cause to be released those Encumbrances listed in
Schedule 1 and identified therein as Encumbrances to be released and before Closing, in a form reasonably acceptable to the Principal.

         8.4 CORPORATE AND FINANCIAL MATTERS. Through the Closing Date, except as set forth in Schedule 8.4 or as contemplated by this Agreement or otherwise consented to or approved by the Principal in writing, which consent or approval shall not be unreasonably withheld, the EPC Entities covenant and agree that EPGC shall not, and shall cause EPGC not to:

                  (a) Amend the Certificate of Incorporation or Bylaws of EPGC;

                  (b) Incur, assume or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

                  (c) Except as necessary to effect the transactions contemplated herein, declare or pay any dividend or make any other distribution to any shareholder of EPGC; provided, however, that EPGC may distribute to EPC an amount equal to the working capital of EPGC as of the Initial Valuation Date;

                  (d) Redeem or otherwise acquire any shares of capital stock of any EPGC or issue any capital stock of EPGC or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

                  (e) Permit or allow any of EPGC's Assets to be subject to any additional Encumbrance (other than Permitted Encumbrances);


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

                  (f) Make any change in any method of accounting or accounting practice or policy, other than those required by GAAP;

                  (g) Engage in any transactions with an Affiliate of EPC, other than transactions in the ordinary course and consistent with past practices;

                  (h) Make any changes in the method of producing or selling natural gas, condensate, oil or products thereof which is not consistent with past practices;

                  (i) Enter into any new derivative or Hedging Contracts with respect to natural gas, condensate, oil, products thereof, interest or any other commodities or other financial instruments; or

                  (j) Agree, whether in writing or otherwise, to do any of the foregoing.

         8.5 FINANCIAL ASSETS AND LIABILITIES. On the Closing Date, immediately prior to the Closing, EPGC shall own the EPGC Financial Assets and Liabilities, subject to any acquisitions or dispositions made in the ordinary course of business since the Initial Valuation Date.

         8.6 EPC TRANSITION SERVICES. On the Closing Date, and for a period of not more than 60 days thereafter, EPC shall make available certain equipment and provide certain services to EPGC and Westport, in each case on the terms and subject to the conditions set forth in a services agreement reasonably acceptable to EPC and Westport (the "EPC TRANSITION SERVICES AGREEMENT"), to be entered into by EPC and EPGC at the Closing. The fee payable to EPC for any services or other items provided under the EPC Transition Services Agreement shall be EPC's actual cost for such services or other items.

         8.7 NO SOLICITATION OF TRANSACTION. From the date of this Agreement through the Closing Date, the EPC Entities will not, and will cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any EPGC Acquisition Proposal or (ii) engage in negotiations or discussions with, or disclose any nonpublic information relating to EPGC, or afford access to their respective properties, books or records to any Person that may be considering making, or has made, an EPGC Acquisition Proposal; provided, however, that this
Section 8.7 shall not prohibit or restrict in any way the right or ability of EQT and its representatives to solicit, initiate or encourage a transaction that would result in a change of control of EQT (whether by tender offer, sale of stock merger, sale of assets or otherwise), or to engage in negotiations or discussions regarding such a transaction or to enter into an agreement for such a transaction.

         8.8 EMERGENCIES AND OVERSIGHTS. Notwithstanding the other provisions of this Article XIII, the EPC Entities may take any action with respect to the EPGC Assets without penalty, if reasonably necessary under emergency circumstances or if required to protect life, public safety or the environment, and provided the Principal is notified as soon thereafter as reasonably practical.

         8.9 ASSUMPTION OF CERTAIN AGREEMENTS. Subject only to the Closing, EPGC hereby assumes all of the rights and obligations of Westport pursuant to the following material agreements: (i) Repurchase Agreement effective as of January 15, 1997, by and between


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

Westport Oil And Gas Company, Inc. and Barth E. Whitham; (ii) Repurchase Agreement effective as of January 15, 1997, by and between Westport Oil And Gas Company, Inc. and Donald D. Wolf; and (iii) Joint Acquisition Agreement dated October 15, 1998, by and between Energen Resources Corporation and Westport Oil And Gas Company, Inc.

         8.10 INDEPENDENT EVALUATION. The EPC Entities are experienced and knowledgeable in the oil and gas business and is aware of its risks. The EPC Entities have been afforded the opportunity to examine the Records and materials made available to them by Westport and the Principal with respect to Westport and the Westport Assets (collectively, the "WESTPORT BACKGROUND MATERIALS"). The Westport Background Materials include files, or copies thereof, that Westport and the Principal have used in their normal course of business and other information about Westport and the Principal, their business and the Westport Assets that Westport and the Principal have compiled or generated; however, the EPC Entities acknowledge and agree that Westport and the Principal have made no representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the Westport Background Materials or, except for the representations and warranties of Westport and the Principal contained in this Agreement, as to any other information relating to Westport or the Principal or the Westport Assets, furnished or to be furnished to the EPC Entities or their representatives by or on behalf of Westport or the Principal, including without limitation any estimate with respect to the value of the Westport Assets or reserves or any projections as to events that could or could not occur. In entering into this Agreement, the EPC Entities acknowledge and affirm that they have relied and will rely solely on the terms of this Agreement and upon their independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the Westport Assets. The EPC Entities' representatives have visited the offices of Westport and have been given opportunities to examine the books and records Westport and the Principal, their business and their assets. Except as expressly provided in this Agreement, Westport and the Principal shall have no liability to EPGC or EPC resulting from any use, authorized or unauthorized, of the Westport Background Materials or other information relating to Westport or the Principal, their business or their assets.

         8.11 INCOME TAXES FOR PRE-CLOSING PERIODS. EPC shall pay and accrue for all federal and state Income Taxes of EPGC for all periods through Closing. For purposes of the preceding sentence, in the case of any jurisdiction where the taxable year does not end on the Closing Date, the period from the end of the preceding taxable year through the Closing Date shall be treated as a period ending on the Closing Date (based on a closing of the books method). For all periods prior to Closing, any amount of federal and state Income Taxes imposed upon EPGC solely as a result of its inclusion in a Tax Return of the EPGC Group shall be the sole responsibility of EPC.

         8.12 INTERCOMPANY NOTES PAYABLE. Notwithstanding anything to the contrary in this Agreement, simultaneously with the Closing, EPGC shall repay
(i) the outstanding intercompany indebtedness of EPGC to EPC in the aggregate amount of $50,000,000, and (ii) any outstanding intercompany loans of EPGC to EPC to fund EPGC's working capital requirements from October 1, 1999 through the Closing Date.


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

         8.13 LEASE ASSIGNMENT. As soon as practicable after the date hereof, EPC shall use commercially reasonable efforts to cause that certain lease dated July 1, 1996 by and between Equitable Resources Energy Company and Marathon Oil Company, to be assigned to EPGC in accordance with the terms thereof.

                                   ARTICLE IX
                               GENERAL COVENANTS

         9.1 AUTHORIZATIONS. Each of the Parties, as promptly as practicable after the date hereof, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement, (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the Parties expressed herein. The preceding sentence notwithstanding, no Party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by any other Party.

         9.2 ACCESS TO RECORDS. Prior to Closing, and subject to the confidentiality provisions of this Agreement and in the Confidentiality Agreement, Westport or EPGC, as appropriate, will make their respective Records available to the other Party and its representatives for inspection and review, at the Westport or EPGC offices normal business hours for the purpose of permitting the other Party to perform its due diligence review. Each Party (the "DISCLOSING PARTY") shall permit the other Party (the "RECIPIENT") to inspect its Records only to the extent, in each case, that the Recipient may do so without violating any obligation of confidence or contractual commitment to a third party. Subject to the consent and cooperation of operators and other third parties, the Disclosing Party agrees to assist the Recipient in its efforts to obtain, at the Recipient's expense, such additional information as Recipient may reasonably desire, to the extent in each case that Disclosing Party may do so without violating legal constraints or any obligation of confidence or other contractual commitment to a third party. Except for the representations and warranties contained in this Agreement, the Disclosing Party makes no warranty or representation of any kind as to the Records or any information contained therein, and Recipient agrees that any conclusions drawn therefrom shall be the result of its own independent review and judgment.

         9.3 ACCESS TO ASSETS. Prior to Closing, as to Westport Assets or EPGC Assets operated by Westport or EPGC, as appropriate (the "OWNING PARTY"), upon reasonable advance notice, will allow the other Party (the "INSPECTING PARTY") to conduct, at its sole risk and expense, on-site inspections and environmental assessments (including soil and water tests and borings) of such Owning Party's Assets during reasonable business hours. If a Party is not the operator of the Assets, that Party will use its reasonable best efforts to cause the operator to grant such access to the other Party. In connection with any such on-site inspections, the Inspecting Party agrees not to interfere with the normal operation of the Owning Party's properties and agrees to comply with all requirements of the operator. If the Inspecting Party or its agents prepares an environmental assessment of any property, the Inspecting Party will furnish copies thereof to the Owning Party. In connection with granting such access, the Inspecting Party represents that it is adequately insured and, except to the extent caused by the Owning Party's gross negligence or willful misconduct, waives, releases and agrees to indemnify the Owning Party and its respective directors, officers, shareholders, employees, agents, partners, members, trustees, beneficiaries and representatives against all claims for injury to, or death of, persons or for damage to property arising in any way from the access afforded to the Inspecting Party or the activities of the Inspecting Party as contemplated hereby. This waiver, release and indemnity by the Inspecting Party shall survive termination of this Agreement. The Disclosing Party will cause its employees to cooperate in a reasonable manner with the Recipient and its representatives in connection with the Recipient's examinations.

         9.4 NOTIFICATION OF CERTAIN DEVELOPMENTS. Prior to the Closing, each of Westport and EPGC will give the other prompt written notice of any material development occurring after the date hereof affecting the Westport Assets or EPGC Assets, respectively, or any other development affecting the ability of Westport or EPGC to consummate the transactions contemplated by this Agreement or which would constitute a material breach of any representation, warranty or covenant hereunder. No such disclosure by Westport or EPGC pursuant to this
Section 9.4, however, shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, unless the transactions contemplated hereby are consummated pursuant to this Agreement in which event any claim with respect to any such misrepresentations or breaches shall be deemed waived by the Parties.

         9.5 FURTHER ASSURANCES. Each of the Parties will use their reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in this Article IX). After Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to each Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or to inure to the benefit of such Party in consummation of the transactions contemplated by this Agreement.

         9.6 [INTENTIONALLY LEFT BLANK]

         9.7 CERTAIN POST-CLOSING MATTERS.

                  (a) SOFTWARE AND COMPUTER PROGRAMS. From the date of this Agreement through the date which is ninety (90) days after the Closing Date, each of the Principal and EPC agrees to engage in discussions with the licensors of applicable software and computer programs and seismic data and processing identified in written notices provided to EPC by the Principal and by the Principal to EPC, in each case on or prior to the Closing Date, the purpose of which discussions shall be to assist EPGC and Westport, as applicable, in their efforts to obtain a license with respect to such software and/or computer programs and seismic data and processing on reasonably acceptable terms. The Combined Entity will pay all fees (including fees agreed to as part of a settlement) required to transfer or retain such records, programs and data that the such entity chooses to retain after Closing.

                  (b) COOPERATION. After the Closing, the Principal and EPC shall provide the other (or cause the other to be provided) with reasonable access to all relevant documents, data and other information (other than that which is subject to any attorney-client privilege) which may be required by such Party for the purpose of financial reporting, preparing tax returns, filing refund claims, responding to any audit by any taxing jurisdiction or replying to any third party or governmental claim or demand concerning Westport, EPGC, the Westport Assets or the EPGC Assets. Each such Party shall cooperate with all reasonable requests of any other such Party made in connection with contesting the imposition of Taxes. Notwithstanding anything to the contrary in this Agreement, no Party shall be required at any time to disclose to any other Party any Tax Return or other confidential information, except for Tax Returns concerning Taxes of EPGC or Westport. Except where disclosure is required by applicable law or judicial order, any information obtained by a Party pursuant to this Section 9.7(b) shall be kept confidential by such Party, except to the extent disclosure is required in connection with the filing of any Tax Returns or claims for refunds or in connection with the conduct of an audit, or other proceedings in response to an audit, by a taxing jurisdiction, or otherwise required by law or binding judicial order.

                  (c) INCIDENTAL COSTS. Except as otherwise specifically set forth herein, each Party shall bear its own respective expenses incurred in connection with the Closing of the transactions contemplated by this Agreement, including its own consultants' fees, attorney's fees, accountants' fees, and other similar costs and expenses.

                  (d) LIQUIDATION OF THE PRINCIPAL. Following the Closing, the Principal shall promptly liquidate in accordance with Section 354(b)(1)(B) of the Code by converting into a limited liability company in accordance with
Section 18-214 of the Delaware Limited Liability Company Act.

                  (e) CERTAIN DUE DILIGENCE AND INDEMNIFICATION MATTERS. From and after the Closing, EPC covenants and agrees (y) not to (and to cause its Affiliates not to) conduct any due diligence investigation with respect to any matters relating to the Westport Assets and (z) not to take any action that would trigger or cause to be initiated any third party claim relating to any of the Westport Assets; provided, however, that EPC shall have the right to conduct such due diligence as necessary to respond to a third party claim filed against EPGC or Westport, so long as EPC did not trigger or otherwise cause such third party claim to be initiated. EPC shall have no right to indemnification pursuant to the terms of Article XI to the extent the Damages for which EPC would otherwise seek indemnification arise in connection with or as a result of any breach of this Section 9.7(e) by EPC or its Affiliates.

                  (f) CERTAIN STOCK OPTION GRANTS. Promptly after the Closing, EPGC shall grant to certain individuals options under the EPGC Stock Option Plan to purchase an aggregate amount of not less than 650,000 shares of EPGC Common Stock, at an exercise price of $16.28 per share. The proposed allocation of such option grants shall be presented by the EPGC Compensation Committee to the Board of Directors of EPGC promptly after the Closing.

         9.8 CERTAIN EPC EMPLOYEES. EPGC has no employees. The EPGC Assets are operated and managed by EPC personnel ("EPC EMPLOYEES"), pursuant to a management agreement (the "MANAGEMENT AGREEMENT") between the EPC Entities. Immediately prior to Closing, the EPC Entities agree to terminate the Management Agreement. EPC agrees to indemnify EPGC, Westport and the Westport Stockholders from and against any and all liability associated with the Management Agreement. Westport agrees that it shall (i) notify EPC at least fifteen (15) days in advance of notifying those EPC Employees to whom it will offer employment after the Closing, and (ii) use its reasonable best efforts to cooperate with EPC to minimize any severance obligations or other payments due from EPC to such EPC Employees as a result of (x) their termination of employment with EPC, or (y) this transaction (collectively, the "SEVERANCE OBLIGATIONS") (such cooperation shall include the assumption of any agreements potentially giving rise to such Severance Obligations); provided, however, that EPC shall retain ultimate liability for any Severance Obligations with respect to the EPC Employees, and neither EPGC or Westport shall have any liability for such Severance Obligations. EPC agrees to indemnify EPGC, Westport and the Westport Stockholders from and against any and all liability associated with the Severance Obligations and any employment, severance, termination, change of control or similar agreements or arrangements between EPC (or its Affiliates) and any employee of EPC.

         9.9 REPLACEMENT OF INSURANCE AND BONDS. Prior to the Closing Date, the Parties shall use their commercially reasonable best efforts to replace the insurance and bonds listed on Schedule 9.9.

                                   ARTICLE X
                              CONDITIONS TO CLOSING

         10.1 THE EPC ENTITIES' CLOSING CONDITIONS. The EPC Entities' respective obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or the waiver by the EPC Entities, at or before the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES.

                           (i) The representations and warranties of Westport
contained in Section 5.2 and Section 6.2 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

                           (ii) The representations and warranties of the
Principal contained in Section 5.4 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

                  (b) PERFORMANCE. Each of the Westport Entities shall have performed, in all material respects, its respective obligations, covenants and agreements hereunder to be performed at or prior to Closing.

                  (c) CERTIFICATES AND OPINION.

                           (i) Westport shall have delivered to EPC (i) a
certificate of an executive officer, dated the Closing Date, certifying on behalf of Westport that the conditions set forth in Section 10.1(a)(i) and
Section 10.1(b) (solely with respect to Westport) have been satisfied in all respects as of the Closing Date, (ii) a certificate of incumbency, (iii) a certificate of good standing of Westport as a corporation, (iv) certified resolutions of the Board of Directors of Westport, authorizing Westport to enter into this Agreement and the transactions contemplated by this Agreement and (v) an opinion of counsel (a form of which is attached hereto as Exhibit G) for the Principal and Westport, acceptable to EPC, dated the Closing Date, as to such matters as may reasonably be requested by EPC and its counsel and are typical for transactions such as the transactions contemplated by this Agreement.

                           (ii) The Principal shall have delivered to EPC (i) a
certificate of an executive officer, dated the Closing Date, certifying on behalf of the Principal that the conditions set forth in Section 10.1(a)(ii) and
Section 10.1(b) (solely with respect to the Principal) have been satisfied in all respects as of the Closing Date, (ii) a certificate of incumbency, (iii) a certificate of good standing of the Principal as a corporation and (iv) certified resolutions of the Board of Directors of the Principal, authorizing the Principal to enter into this Agreement and the transactions contemplated hereby.

                           (iii) Each of the Westport Stockholders shall have
delivered to EPC an executed certificate prepared in accordance with Treasury Regulation Section 1.1445-2(c)(3) and dated as of the Closing date.

                  (d) PENDING MATTERS. No suit, action or other legal proceeding by a third party or a Governmental Authority shall be pending which seeks material damages from EPC in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                  (e) NO ORDERS. The Closing hereunder shall not violate any order or decree of any Governmental Authority.

                  (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred a Westport Material Adverse Effect which has not been cured. For purposes of this Section 10.1(f), a Westport Material Adverse Effect shall include, without limitation, a decrease in the value of the Westport Assets in the aggregate of at least five million dollars ($5,000,000) from the value determined on the Initial Valuation Date, provided that no decrease in the value of any individual Westport Asset shall be counted toward the aggregate amount unless such individual amount is at least two million dollars ($2,000,000).

                  (g) SHAREHOLDERS AGREEMENT. EPC shall have received a shareholders agreement in substantially the form attached hereto as Exhibit H (the "SHAREHOLDERS AGREEMENT"), which shall have been executed by the Principal and EPGC.

                  (h) OPTION PLAN. All options granted under the Westport Stock Option Plan shall have been terminated at a cost of not more than $3,452,735 and the EPGC Stock Option

Plan in the form of Exhibit I hereto (the "EPGC STOCK OPTION PLAN") shall have been adopted by EPGC.

                  (i) CREDIT FACILITY. Westport shall have obtained a credit facility in an amount not less than $200 million which provides for the financing of obligations incurred as a result of the Merger, refinancing existing indebtedness, working capital, capital expenditures, acquisitions and other lawful corporate purposes.

                  (j) GUARANTY/COMFORT LETTER. EPC shall have received (i) a Guaranty, in the form attached hereto as Exhibit J, from Westport Investments Ltd., a Bahama corporation and sole stockholder of the Principal ("WESTPORT INVESTMENTS"), guarantying the contingent cash payment obligations of the Principal set forth in Article XI, and (ii) a letter, in the form attached hereto as Exhibit K, from a banking institution familiar with the financial condition of Westport Investments stating that Westport Investments has sufficient financial resources to satisfy such contingent obligations.

                  (k) CERTIFICATE OF MERGER. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

                  (l) TERMINATION OF OPTION PAYMENT. Westport shall pay to EPC the amount, if any, payable pursuant to Section 7.8 in connection with non-terminated options to purchase shares of Westport Common Stock.

                  (m) WESTPORT TRANSITION SERVICES AGREEMENT. Westport shall have executed and delivered the Westport Transition Services Agreement.

         10.2 WESTPORT AND THE PRINCIPAL'S CLOSING CONDITIONS. The Westport Entities' respective obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or the waiver by the Westport Entities, at or before the Closing, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES.

                           (i) The representations and warranties of EPGC
contained in Section 5.1 and Section 6.1 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

                           (ii) The representations and warranties of EPC
contained in Section 5.3 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

                  (b) PERFORMANCE. Each of EPGC and EPC shall have performed, in all material respects, its respective obligations, covenants and agreements hereunder to be performed at or prior to Closing.

                  (c) CERTIFICATES AND OPINION.

                           (i) EPGC shall have delivered to Westport and the
Principal (i) a certificate of an executive officer, dated the Closing Date, certifying on behalf of EPGC that the conditions set forth in Section 10.2(a)(i) and Section 10.2(b) (solely with respect to EPGC) have been satisfied in all respects as of the Closing Date, (ii) a certificate of incumbency, (iii) a certificate of good standing of EPGC as a corporation, (iv) certified resolutions of the Board of Directors of EPGC, authorizing EPGC to enter into this Agreement and the transactions contemplated hereby and (v) an opinion of counsel (a form of which is attached hereto as Exhibit L) for EPC and EPGC, acceptable to Westport, dated the Closing Date, as to such matters as may reasonably be requested by Westport and its counsel and are typical for transactions such as the transactions contemplated by this Agreement.

                           (ii) EPC shall have delivered to Westport and the
Principal (i) a certificate of an executive officer, dated the Closing Date, certifying on behalf of EPC that the conditions set forth in Section 10.2(a)(ii) and Section 10.2(b) (solely with respect to EPC) have been satisfied in all respects as of the Closing Date, (ii) a certificate of incumbency, (iii) a certificate of good standing of EPC as a corporation and (iv) certified resolutions of the Board of Directors of EPC, authorizing EPC to enter into this Agreement and the transactions contemplated hereby.

                  (d) PENDING MATTERS. No suit, action or other legal proceeding by a third party or a Governmental Authority shall be pending which seeks material damages from Westport or any Westport Stockholder in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                  (e) NO ORDERS. The Closing hereunder shall not violate any order or decree of any Governmental Authority.

                  (f) NO MATERIAL ADVERSE EFFECT. There shall not have occurred an EPGC Material Adverse Effect which has not been cured. For purposes of this
Section 10.2(f), an EPGC Material Adverse Effect shall include, without limitation, a decrease in the value of the EPGC Assets in the aggregate of at least five million dollars ($5,000,000) from the value determined by the Parties on the Initial Valuation Date, provided that no decrease in the value of any individual EPGC Asset shall be counted toward the aggregate amount unless such individual amount is at least two million dollars ($2,000,000).

                  (g) SHAREHOLDERS AGREEMENT. The Principal shall have received the Shareholders Agreement, which shall have been executed by EPC and EPGC.

                  (h) CREDIT FACILITY. Westport shall have obtained a credit facility as described in Section 10.1(i).

                  (i) CERTIFICATE OF MERGER. The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

                  (j) EPGC CERTIFICATE OF INCORPORATION; BYLAWS. EPGC shall have caused the certificate of incorporation and Bylaws of EPGC in effect immediately prior to the Closing to be amended and restated as contemplated by Section 2.8.

                  (k) EPGC'S DIRECTORS AND OFFICERS. At Closing, the directors and officers of EPGC immediately prior to the Closing shall resign and (i) new directors shall be selected in accordance with the terms of the Shareholders Agreement and (ii) the persons designated on Schedule 2.9 shall be appointed the new officers of EPGC.

                  (l) EPGC POWERS OF ATTORNEY. All powers of attorney of EPGC in favor of any EPC directors, officers or employees shall have been revoked.

                  (m) EPGC STOCK OPTION PLAN. EPGC shall have adopted the EPGC Stock Option Plan.

                  (n) EPC TRANSITION SERVICES AGREEMENT. EPC and EPGC shall each have executed and delivered the EPC Transition Services Agreement.

                  (o) LEASE ASSIGNMENT. The lease agreement referenced in
Section 8.13 shall have been assigned to EPGC in accordance with the terms thereof.

                  (p) EPGC YEAR END BALANCE SHEET. EPC shall have delivered to Westport and the Principal the EPGC Year End Balance Sheet in accordance with
Section 5.1(k).

         10.3 EPGC'S CLOSING OBLIGATIONS. At Closing, upon surrender of their respective certificates representing shares of Westport Common Stock, EPGC shall deliver to each Westport Stockholder a certificate representing a number of shares of EPGC Common Stock determined in accordance with the terms of this Agreement.

                                   ARTICLE XI
                              SURVIVAL; INDEMNITIES

         11.1 SURVIVAL. Except as otherwise specified in this Section 11.1, all representations and warranties made herein shall survive until the earlier of:
(i) one (1) year from the Closing Date and (ii) the date on which a Qualified Public Offering has been effected. The representations and warranties set forth in Sections 5.1(g), 5.2(g), 6.1 and 6.2 shall survive until the earlier of (i) six (6) months from the Closing Date and (ii) the date on which a Qualified Public Offering has been effected. The representations and warranties or covenants made in Sections 5.1(k) and 5.2(k) (other than with respect to the EPGC Balance Sheet and Westport Balance Sheet, respectively) shall not survive Closing and shall automatically expire upon Closing and no Party shall have any liability or obligations with respect thereto. The representations, releases, covenants, indemnities, defenses and hold harmless obligations and other obligations referenced in this Article XI, and all provisions of Article XII,
Article XIV and Article XVI, shall each survive Closing, and each shall continue to remain fully enforceable in accordance with its respective terms until the earlier of (i) one (1) year from Closing or (ii) the occurrence of a Qualified Public Offering. Notwithstanding anything to the contrary contained in this Agreement, neither EPC nor the Principal shall initiate any claim for indemnification pursuant to this Article XI from or after the date a Qualified Public Offering has been effected.

         11.2 EPC'S INDEMNITY. Subject to the terms and conditions of this
Article XI, EPC shall indemnify, defend and hold harmless the Principal from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Principal, directly or indirectly, including any diminution in the value of EPGC Common Stock held by the Principal, by reason of or resulting from or relating to any breach by EPC or EPGC of its surviving representations, warranties, covenants or agreements contained in this Agreement.

         11.3 THE PRINCIPAL'S INDEMNITY. Subject to the terms and conditions of this Article XI, the Principal shall indemnify, defend and hold harmless EPC from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by EPC, directly or indirectly, including any diminution in the value of EPGC Common Stock held by EPC, by reason of or resulting from or relating to any breach by Westport or any Westport Stockholder of its surviving representations, warranties, covenants or agreements contained in this Agreement.

         11.4 PROCEDURE FOR INDEMNIFICATION.

                  (a) Any Indemnified Party making a claim for indemnification hereunder shall notify the Indemnifying Party or Parties of the claim in writing. EPGC shall notify the Principal and EPC promptly in writing of any facts, loss or claim which it reasonably believes could be the basis for a claim for indemnification under this Article XI. Subject to the provisions of Article XII, an Indemnified Party may take any and all actions against an Indemnifying Party (or Parties) to enforce its rights to indemnification under this Agreement.

                  (b) With respect to third Person claims which are indemnifiable hereunder, promptly after receipt by an Indemnified Party under Sections 11.2 or 11.3 of notice of the commencement of any Action, such Indemnified Party shall, if a claim in respect thereof is to be made against an Indemnifying Party under such Section, give written notice to the Indemnifying Party of the commencement thereof. The failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of any liability that it may have to an Indemnified Party with respect to such Action only to the extent the Indemnifying Party is prejudiced by the failure to be so notified. In case any such action shall be brought against an Indemnified Party and the Indemnified Party shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. If the Indemnifying Party elects to assume the defense of such Action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the Indemnifying Party elects not to assume (or fails to assume) the defense of such Action, the Indemnified Party shall be entitled to assume the defense of such Action with counsel of its own choice, at the expense of the Indemnifying Party. If the Action is asserted against both the Indemnifying Party and the Indemnified Party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Parties, regardless of the number of Indemnified Parties. If the Indemnifying Party elects to assume the defense of such Action, (a) no compromise or settlement thereof may be effected by the Indemnifying Party without the

Indemnified Party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (b) the Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

         11.5 EXCLUSIVITY. The Parties agree that, in relation to any breach, default, or nonperformance of any surviving representation, warranty, covenant, or agreement made or entered into by a Party pursuant to this Agreement or any certificate, instrument, or document delivered pursuant hereto or arising out of the transactions contemplated herein or the ownership or operation of the Assets, the only relief and remedy available to the other Parties in respect of said breach, default, or nonperformance shall be:

                  (a) Termination of this Agreement, but only if said termination is expressly permitted under the provisions of Article XV; or

                  (b) Actual Damages, but only to the extent properly claimable hereunder and as limited pursuant to this Article XI or otherwise hereunder; or

                  (c) Specific performance if a court of competent jurisdiction in its discretion grants the same; or

                  (d) Injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

         11.6 ASSIGNMENT OF THIRD PERSON INDEMNITIES. To the extent the same are assignable by an Indemnified Party, such Indemnified Party does hereby assign to the Indemnifying Party all rights to defense, contribution and indemnity that the Indemnified Party may hold with respect to the obligations for which the Indemnifying Party is indemnifying and defending the Indemnified Party hereunder, and the Indemnifying Party shall be subrogated to assert the Indemnified Party's rights to such third-party defense, contribution and indemnity obligations with respect to the indemnified claims or Actions.

         11.7 LIMITATIONS ON INDEMNIFICATION LIABILITY. Except as otherwise set forth in this Section 11.7, an Indemnifying Party shall have no liability for indemnification claims unless and until the aggregate Damages claimed under
Article XI exceed $1,000,000 (the "INDEMNIFICATION THRESHOLD"); provided, however, that no individual claim for Damages shall be counted toward the Indemnification Threshold unless the amount of such claim equals or exceeds $100,000 (the "CLAIM THRESHOLD"). After the Indemnification Threshold is exceeded, the Indemnified Party shall be entitled to be paid the full amount of any Damages (subject to any applicable maximum liability cap set forth in this Agreement) without regard to the Indemnification Threshold. The representations and warranties set forth in Sections 5.1(j), 5.1(k), 5.1(jj), 5.2(j), 5.2(k), 5.2(ii), 7.10, 8.11 and 9.8 shall be indemnifiable from the first dollar of Damages and shall not be subject to the Indemnification Threshold or the Claim Threshold. Without limiting any of the foregoing provisions of this Article XI, the maximum aggregate liability of (i) EPC for any claims for Damages hereunder shall in no event exceed the value of shares of EPGC Common Stock owned by EPC immediately following the Closing (or as subsequently adjusted in accordance with this Agreement) and (ii) the Principal for any claims for Damages hereunder shall in no event exceed the value of shares of EPGC Common Stock owned by the Principal immediately following the Closing (or as subsequently adjusted in accordance with this Agreement). In determining the measurement of Damages incurred by an Indemnified Party hereunder, the Indemnified Party's percentage ownership of EPGC at the time a claim for such Damages is asserted will be considered for all purposes (including the determination of the Indemnification Threshold or the Claim Threshold). For example, to the extent a breach of a representation or warranty made by an Indemnifying Party results in a diminution in the value of EPGC by $5 million, and the Indemnified Party owns 40% of the outstanding equity of EPGC at the time a claim for Damages is asserted as a result of such breach, then the amount of Damages incurred by such Indemnified Party for purposes of this Agreement will be $2 million. As an additional example, to the extent a breach of a representation or warranty made by an Indemnifying Party results in a diminution in the value of EPGC by $2 million, and the Indemnified Party owns 40% of the outstanding equity of EPGC at the time a claim for Damages is asserted, then the amount of Damages incurred by such Indemnified Party for purposes of this Agreement will be zero, as the Indemnification Threshold has not been satisfied.

         11.8 FORM OF PAYMENT. All indemnification payments with respect to Damages an Indemnified Party suffers shall be satisfied as follows: (a) to the extent that any such payment would not result in EPC owning 50.0% or more of the EPGC Common Stock outstanding, by transfer to EPGC, and by EPGC to the Indemnified Party of the amount of such Damages in the form of shares of EPGC Common Stock owned by the Indemnifying Party, in accordance with the methodology set forth in Section 11.9; provided that the maximum number of shares of EPGC Common Stock to be transferred by the Principal or EPC, as applicable, shall not exceed the number of shares of EPGC Common Stock owned by the Principal or EPC, as applicable, immediately following the Closing (as subsequently adjusted in accordance with this Agreement and subject to appropriate adjustment in the event of any stock split, stock dividend, recapitalization or similar event affecting the EPGC Common Stock), and (b) to the extent that any payment made in accordance with Subsection (a) would result in EPC owning 50.0% or more of the EPGC Common Stock outstanding, by payment of cash by the Indemnifying Party to the EPC in an amount equal to that portion of the Damages which can not be paid in accordance with Subsection (a).

         11.9 PAYMENT METHODOLOGY. Solely for purposes of determining the number of such shares to be transferred by EPC or the Principal in satisfaction of Damages payable in accordance with Section 11.8(a), the Parties agree that the value of each share of EPGC Common Stock shall be determined in accordance with the following formula:

                  SHARE VALUE = Y/X

                  Y = ($334,990,972 (the "IMPLIED INITIAL NET ASSET VALUE")) - (the aggregate diminution in value of Implied Initial Net Asset Value at the time Damages are to be paid (including the amount of Damages being paid by the Indemnifying Party for which the share value calculation is being made), resulting from breaches of representations, warranties, covenants or other obligations which are indemnifiable pursuant to the terms of this Agreement).

                  X = The number of shares of EPGC Common Stock outstanding as of the Closing (as adjusted to reflect any stock split, stock dividend, recapitalization or similar event affecting the EPGC Common Stock).

                  As an example, assume the following:

                           Implied Initial Net Asset Value = $100,000,000

                           1,000,000 shares of EPGC Common Stock issued and outstanding

                           Initial Share Value = $100

                           The Principal holds 750,000 shares

                           EPC holds 250,000 shares

                  If EPC properly claims indemnifiable Damages in the amount of $60 million for an undisclosed liability of Westport, the share value for purposes of determining the number of shares of EPGC Common Stock to be transferred to EPC is determined as follows:

                           share value = Y/X =
                           ($100,000,000-$60,000,000)/1,000,000 = $40.00


                  Since the amount of Damages is $60 million, the amount for which EPC is indemnified pursuant to Section 11.7 is $15 million (i.e., the amount of Damages multiplied by 25%, the amount of EPGC owned by EPC at the time the claim is asserted). The number of shares to be transferred is equal to ($15,000,000/$40.00) or 375,000 shares. A maximum of 249,999 shares can be transferred to EPC in accordance with Section 11.8. Therefore, the balance of 125,001 share value, or $5,000,040, would be paid in cash by the Principal directly to EPC.

                                  ARTICLE XII
                              DEFAULT AND REMEDIES

         12.1 RECOVERY OF COSTS. The prevailing Party in any litigation or alternative dispute resolution proceeding among the Parties in a dispute arising under this Agreement shall be entitled to recover, from the non-prevailing Party or Parties, reimbursement for reasonable attorneys fees, expert fees, court costs and costs of discovery and investigation.

         12.2 WAIVER OF EXTRAORDINARY DAMAGES. To the full extent allowed by law, and except as may be included in third party damages subject to any indemnity obligation hereunder, the Parties hereby waive and release any rights or claims to punitive or exemplary damages resulting from a breach of this Agreement.

         12.3 WAIVER OF JURY TRIAL. The Parties do hereby irrevocably waive, to the fullest extent permitted by law, any and all right to a trial by jury in any action, suit or other legal proceeding based upon, arising out of or relating to this Agreement or the transactions contemplated hereby.

         12.4 INDEPENDENT OBLIGATIONS. The express release, indemnity, defense and hold harmless obligations contained herein shall exist separate and independent from the representations and warranties in this Agreement, and the limitations of representations and


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

warranties shall not be construed to limit the scope of the express releases, indemnities, and defense and hold harmless obligations.

         12.5 CHANGES OF LAW. EPC, EPGC, Westport and the Westport Stockholders make no representations and warranties and do not assume any responsibilities or liabilities for any Damages to any other Party arising out of or related to changes in the law or new interpretations of existing law that may occur after Closing.

                                  ARTICLE XIII
                                     NOTICES

         13.1 NOTICES. All notices authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, or telephone facsimile, postage or charges prepaid, and addressed to the Parties at the respective addresses set forth below:

            If to EPC, EPGC
            or EPGC Sub:          Equitable Resources, Inc.
                                  One Oxford Centre, Suite 3300
                                  Pittsburgh, PA  15219
                                  Attention: Johanna G. O'Loughlin
                                  Fax Number: (412) 553-5970
                                  Phone Number: (412) 553-7760

            With a copy to:       Buchanan Ingersoll, Professional Corporation
                                  One Oxford Centre
                                  301 Grant Street, 20th Floor
                                  Pittsburgh, Pennsylvania
                                  Attention: Stephen W. Johnson
                                  Fax Number: (412) 562-1041
                                  Phone Number: (412) 562-1859

            If to Westport:       Westport Oil and Gas Company, Inc.
                                  410 17th Street, Suite 2300
                                  Denver, Colorado 80202
                                  Attention: Donald D. Wolf
                                  Fax Number:  (303) 573-5609
                                  Phone Number: (303) 573-5404

            With a copy to:       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  1700 Pacific Avenue, Suite 4100
                                  Dallas, Texas 75201-4675
                                  Attention: Michael E. Dillard, P.C.
                                  Fax Number:      (214) 969-4343
                                  Phone Number: (214) 969-2800

            And to:               Davis, Graham & Stubbs, LLP
                                  370 17th Street, Suite 4700
                                  Denver, Colorado 80202
                                  Attention:  Kurt M. Petersen
                                  Fax Number:     (303) 893-1379
                                  Phone Number: (303) 892-7365

            If to the Principal:  Westport Energy Corporation
                                  21 Glen Oaks Avenue
                                  Summit, New Jersey  07901
                                  Attention: Erich Gerstberger
                                  Fax Number:  (908) 273-4437
                                  Phone Number: (908) 273-4516

            With a copy to:       Michael Russell
                                  Dr. Richard J. Haas Partners
                                  Dukes Court
                                  32 Duke Street, St. James's
                                  London, SW1Y 6DF
                                  Fax Number:  020.7.321.5242
                                  Phone Number: 020.7.321.5200

         All notices, requests, claims, demands and other communications hereunder shall be deemed to have been given on the date of delivery if personally delivered, sent by telecopier or sent by reputable courier service; or on the third business day following the mailing thereof if sent by certified or registered or certified mail, postage paid, return receipt requested.

         Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

                                  ARTICLE XIV
                         CONFIDENTIALITY AND DISCLOSURES

         14.1 NON DISCLOSURE OF DATA. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary Knowledge concerning the business or affairs of any other Party which it may have acquired from such Party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other Parties; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

         14.2 PUBLIC ANNOUNCEMENTS. The Parties agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other Parties and exercise reasonable efforts to obtain the consent of the other Parties to the text of such public announcement or statement. If the Parties cannot agree upon the text of any such


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

public disclosure, a Party may nevertheless disclose information with respect thereto to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental or judicial authority or agency having jurisdiction.

                                   ARTICLE XV
                                   TERMINATION

         15.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby may be terminated in the following instances:

                  (a) At any time by the mutual written agreement of the Parties;

                  (b) By EPC or Westport, if Closing has not taken place before June 30, 2000; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 15.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the transactions contemplated by this Agreement prior to June 30, 2000;

                  (c) By Westport if there has been a breach by EPGC or EPC of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 45 business days following receipt by EPGC or EPC (as applicable) of notice of such breach, which breach could reasonably be expected to cause an EPGC Material Adverse Effect; or

                  (d) By EPC if there has been a breach by any Westport Entity of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 45 business days following receipt by such Westport Entity of notice of such breach, which breach could reasonably be expected to cause a Westport Material Adverse Effect.

         15.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 15.1, all further rights and obligations of the Parties under this Agreement will terminate, except that Section 5.1(o) and Section 5.2(o), the confidentiality provisions of Article XIV and the provisions of this Section
15.2 shall survive any such termination. The Parties agree and acknowledge that the sole and exclusive remedy of any Party with respect to a breach of a representation or warranty contained herein shall be the right to terminate this Agreement in accordance with and subject to Article XIV, and each Party hereby covenants never to institute, directly or indirectly, any action or proceeding of any kind against any other Party based on or arising out of, or in any matter related to, the breach of a representation or warranty contained herein if this Agreement is terminated pursuant to Section 15.1; provided, however, that a termination of this Agreement shall not relieve any Party from any liability for damages incurred as a result of (i) a breach any of its covenants hereunder occurring prior to such termination or (ii) such Party's fraudulent acts or omissions.



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                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.1 ENTIRE AGREEMENT. This Agreement (together with the Confidentiality Agreement) embodies the entire agreement between the Parties (superseding all prior agreements, negotiations, representations, discussions, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked only by a written instrument signed by each of the Parties.

         16.2 NO VERBAL MODIFICATIONS OR WAIVERS. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be supplemented, amended, modified, released or waived only by a written instrument executed by the Parties. Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

         16.3 SEVERABILITY. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining terms and provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable term or provision, there shall be added automatically to this Agreement a legal, valid and enforceable term or provision as similar as possible to the term or provision declared illegal, invalid or unenforceable.

         16.4 INTERPRETATION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. None of the terms or conditions of this Agreement, including any Exhibits or Schedules hereto, shall be construed for or against any Party on the basis that such Party did or did not author the same. All terms of this Agreement and the Exhibits shall be harmonized, but in the event of any conflict between the definition of a term in Article I and a more complete description or limitation of such term in a subsequent Article, the subsequent Article shall prevail. The Article and Section headings are for convenience only and shall have no significance in the interpretation hereof.

         16.5 COUNSEL. Each Party expressly acknowledges that it was represented by counsel of its own selection in negotiation and preparation of the terms of the Agreement and the attached Exhibits and that it is sophisticated and experienced in transactions of this type and is aware of all terms and conditions contained herein. Each Party shall be responsible for the costs and expenses of its own counsel.

         16.6 GOVERNING LAW. This Agreement and other documents delivered pursuant to this Agreement and the legal relations between the Parties shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.


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

         16.7 CONSENTS. Except as expressly provided otherwise herein, any consent required of a Party with respect to any matters covered by this Agreement shall not be unreasonably withheld or action with respect thereto unduly delayed.

         16.8 TIME OF ESSENCE. Time is of the essence in all matters provided for in this Agreement.

         16.9 BINDING EFFECT; ASSIGNMENT. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and, except as otherwise prohibited, their respective successors; however, this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any Party without the express written consent of the non-assigning or non-delegating Parties, which consent may be withheld for any or no reason. Any assignment or delegation without such consent will be void.

         16.10 NO RELATIONSHIP. Nothing contained in this Agreement shall be deemed to create a joint venture, partnership, agency or other fiduciary relationship between the Parties, nor is this Agreement intended to create, nor shall it be construed to create, any rights in any third party, to create any third party beneficiaries or to ratify, adopt or confirm any other lease, agreement or other instrument, whether or not affecting the Assets.

         16.11 NO RECORDATION. Without limiting any Party's right to file suit to enforce its rights under this Agreement, the Parties expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof, unless required under the Securities Exchange Act of 1934.

         16.12 EXHIBITS AND SCHEDULES. All Exhibits and Schedules which are referred to herein are hereby made a part hereof and incorporated herein by reference.

         16.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including facsimile counterparts), and each and every counterpart shall be deemed for all purposes one agreement.

         16.14 [INTENTIONALLY LEFT BLANK]

         16.15 INDEMNIFICATION BY EPGC POST-CLOSING.

                  (a) Subsequent to the Closing Date, EPGC shall indemnify, defend and hold harmless EQT and its Affiliates from and against any and all Damages asserted against, resulting to, imposed upon or incurred by EQT and its Affiliates (other than EPGC), directly or indirectly, by reason of resulting from or relating to any act of EPGC subsequent to the Closing Date. EPC acknowledges that there are no existing agreements among EPC and any of its Affiliates regarding indemnification for any pre-Closing matters.

                  (b) Subsequent to the Closing Date, EPGC shall indemnify, defend and hold harmless Westport and its Affiliates from and against any and all Damages asserted against, resulting to, imposed upon or incurred by Westport and its Affiliates, directly or indirectly, by reason of resulting from or relating to any act of EPGC subsequent to the Closing Date. Westport


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

acknowledges that there are no existing agreements between Westport and any of its Affiliates regarding indemnification for any pre-Closing matters.

                  (c) The indemnification obligations set forth in Section 16.15(a) and Section 16.15(b) shall not be subject to any of the indemnification or claim thresholds described in Section 11.7.


                            [SIGNATURE PAGE FOLLOWS]



                                       72
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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                     WESTPORT OIL AND GAS COMPANY, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     WESTPORT ENERGY CORPORATION


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     EQUITABLE PRODUCTION (GULF) COMPANY


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     EQUITABLE PRODUCTION COMPANY

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                     EPGC MERGER SUB CORPORATION

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------